                                                                     Ex. 10.26



                                CREDIT AGREEMENT

                                      AMONG

                            PRIME GROUP REALTY, L.P.

                                       and

                            PRIME GROUP REALTY TRUST

                                       and

                                BANKBOSTON, N.A.

                                       and

                    PRUDENTIAL SECURITIES CREDIT CORPORATION


                                November 17, 1997

                                 Amended 12/15/97

                               TABLE OF CONTENTS

Section 1   DEFINITIONS AND RULES OF INTERPRETATION........................   1
       Section 1.1   Definitions...........................................   1
       Section 1.2   Rules of Interpretation...............................  19

Section 2   REVOLVING CREDIT FACILITY......................................  20
       Section 2.1   Commitment to Lend; Limitation on Total Commitment....  20
       Section 2.2   Reduction of Commitment...............................  20
       Section 2.3   The Notes.............................................  20
       Section 2.4   Interest on Loans.....................................  21
       Section 2.5   Requests for Loans....................................  21
       Section 2.6   Conversion Options....................................  22
       Section 2.7   Funds for Loans.......................................  22
       Section 2.8.  IRB Indebtedness Account..............................  23
       Section 2.9.  Letters of Credit.....................................  24

Section 3   REPAYMENT OF THE LOANS.........................................  26
       Section 3.1   Maturity..............................................  26
       Section 3.2   Mandatory Repayments of Loan..........................  26
       Section 3.3   Optional Repayments of Loans..........................  27

Section 4   CERTAIN GENERAL PROVISIONS.....................................  28
       Section 4.1   Revolving Credit Facility Fees and Agent's Fee........  28
       Section 4.2   Commitment Fee........................................  28
       Section 4.3   Funds for Payments....................................  30
       Section 4.4   Computations..........................................  30
       Section 4.5   Additional Costs, Etc.................................  30
       Section 4.6   Capital Adequacy......................................  32
       Section 4.7   Certificate...........................................  32
       Section 4.8   Indemnity.............................................  32
       Section 4.9   Interest on Overdue Amounts...........................  32
       Section 4.10  Inability to Determine Eurodollar Rate................  33
       Section 4.11  Illegality............................................  33
       Section 4.12  Replacement of Lenders................................  33

Section 5   COLLATERAL SECURITY; NO LIMITATION ON RECOURSE.................  34
       Section 5.1   Collateral Security...................................  34
       Section 5.2.  No Limitation on Recourse.............................  34

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       Section 5.3.  Additional Properties.................................  34
       Section 5.4.  Conditions to Approval of Additional Properties.......  35
       Section 5.5.  Release of Mortgaged Properties.......................  36

Section 6.  REPRESENTATIONS AND WARRANTIES.................................  36
       Section 6.1.  Authority; Etc........................................  37
       Section 6.2.  Governmental Approvals................................  38
       Section 6.3.  Title to Properties...................................  38
       Section 6.4.  Financial Statements..................................  38
       Section 6.5.  No Material Changes, Etc..............................  39
       Section 6.6.  Franchises, Patents, Copyrights, Etc..................  39
       Section 6.7.  Litigation............................................  39
       Section 6.8.  No Materially Adverse Contracts, Etc..................  40
       Section 6.9.  Compliance With Other Instruments, Laws, Etc..........  40
       Section 6.10. Tax Status............................................  40
       Section 6.11. Event of Default......................................  40
       Section 6.12. Investment Company Act................................  40
       Section 6.13. Absence of Financing Statements, Etc..................  41
       Section 6.14. Setoff, Etc...........................................  41
       Section 6.15. Certain Transactions..................................  41
       Section 6.16. Benefit Plans: Multiemployer Plans: Guaranteed Pension
                        Plans..............................................  41
       Section 6.17. Regulations U and X...................................  41
       Section 6.18. Environmental Compliance..............................  41
       Section 6.19. Subsidiaries and Affiliates...........................  43
       Section 6.20. Major Leases..........................................  43
       Section 6.21. Loan Documents........................................  43
       Section 6.22. Mortgaged Properties..................................  43

Section 7.  AFFIRMATIVE COVENANTS OF THE BORROWER..........................  47
       Section 7.1.  Punctual Payment......................................  47
       Section 7.2.  Maintenance of Office.................................  47
       Section 7.3.  Records and Accounts..................................  47
       Section 7.4.  Financial Statements, Certificates and Information....  47
       Section 7.5.  Notices...............................................  49
       Section 7.6.  Existence; Maintenance of REIT Status; Maintenance of
                        Properties.........................................  50
       Section 7.7.  Insurance.............................................  51
       Section 7.8.  Taxes.................................................  51
       Section 7.9.  Inspection of Properties and Books; Confidential
                        Information........................................  52
       Section 7.10. Compliance with Laws, Contracts, Licenses, and
                        Permits............................................  52
       Section 7.11. Use of Proceeds.......................................  52
       Section 7.12. Appraisals............................................  52
       Section 7.13. Leases; Lease Approvals...............................  53
       Section 7.14. Further Assurance.....................................  53
       Section 7.15. Environmental Indemnification.........................  53

       Section 7.16. Response Actions......................................  54
       Section 7.17. Environmental Assessments.............................  54
       Section 7.18. Employee Benefit Plans................................  54
       Section 7.19. Required Interest Rate Contracts......................  55

Section 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.....................  55
       Section 8.1   Restrictions on Indebtedness..........................  56
       Section 8.2.  Restrictions on Liens, Etc............................  56
       Section 8.3.  Restrictions on Investments...........................  58
       Section 8.4.  Merger, Consolidation and Disposition of Properties...  58
       Section 8.5.  Sale and Leaseback....................................  59
       Section 8.6.  Compliance with Environmental Laws....................  59
       Section 8.7.  Distributions.........................................  59
       Section 8.8.  Leases................................................  60

Section 9.  FINANCIAL COVENANTS OF THE BORROWER............................  60
       Section 9.1.  Collateral Value......................................  60
       Section 9.2.  Minimum Debt Service Coverage.........................  60
       Section 9.3.  Total Liabilities to Total Adjusted Assets............  61
       Section 9.4.  Minimum Tangible Net Worth............................  61
       Section 9.5.  Total Operating Cash Flow to Interest Expense.........  61
       Section 9.6.  EBITDA to Fixed Charges...............................  61

Section 10. CONDITIONS TO EFFECTIVENESS....................................  61
       Section 10.1. Loan Documents........................................  61
       Section 10.2. Certified Copies of Organization Documents; Good
                        Standing Certificates..............................  61
       Section 10.3. By-laws; Resolutions..................................  62
       Section 10.4. Incumbency Certificate; Authorized Signers............  62
       Section 10.5. Opinions of Counsel...................................  62
       Section 10.6. Payment of Fees.......................................  62
       Section 10.7. Validity of Liens.....................................  62
       Section 10.8. Survey................................................  63
       Section 10.9. Title Insurance; Title Exception Documents............  63
       Section 10.10. Leases...............................................  63
       Section 10.11. Estoppel and Attornment Agreements...................  63
       Section 10.12. Certificates of Insurance............................  63
       Section 10.13. Environmental Reports................................  63
       Section 10.14. Environmental Indemnity..............................  63
       Section 10.15. Appraisals...........................................  64
       Section 10.16. Inspecting Engineers' Reports........................  64
       Section 10.17. Initial Letters of Credit............................  64
       Section 10.18. UCC Lien Searches....................................  64
       Section 10.19. Formation Transactions Complete......................  64

Section 11. CONDITIONS TO ALL BORROWINGS...................................  64
       Section 11.1. Representations True; No Event of Default; Compliance
                        Certificate........................................  64
       Section 11.2. No Legal Impediment...................................  65
       Section 11.3. Governmental Regulation...............................  65
       Section 11.4. Proceedings and Documents.............................  65

Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC...........................  65
       Section 12.1. Events of Default and Acceleration....................  65
       Section 12.2. Termination of Commitments; Drawing of IRB Letters of
                        Credit.............................................  68
       Section 12.3. Remedies..............................................  68
       Section 12.4. Distribution of Collateral Proceeds...................  69
       Section 12.5. Addition of Real Estate Assets to Cure Default........  69

Section 13. SETOFF.........................................................  70

Section 14. THE AGENT......................................................  71
       Section 14.1. Authorization.........................................  71
       Section 14.2. Employees and Agents..................................  71
       Section 14.3. No Liability..........................................  71
       Section 14.4. No Representations....................................  71
       Section 14.5. Payments..............................................  72
       Section 14.6. Holders of Notes......................................  73
       Section 14.7. Indemnity.............................................  73
       Section 14.8. Agent as Lender ......................................  73
       Section 14.9. Resignation...........................................  73
       Section 14.10. Notification of Defaults and Events of Default.......  74
       Section 14.11. Duties in the Case of Enforcement....................  74

Section 15. EXPENSES.......................................................  74

Section 16. INDEMNIFICATION................................................  75

Section 17. SURVIVAL OF COVENANTS, ETC.....................................  76

Section 18. ASSIGNMENT; PARTICIPATIONS; ETC................................  77
       Section 18.1. Conditions to ASection gnment by Lenders..............  77
       Section 18.2. Certain Representations and Warranties; Limitations;
                        Covenants..........................................  77
       Section 18.3. Register..............................................  78
       Section 18.4. New Notes.............................................  78
       Section 18.5. Participations........................................  79
       Section 18.6. Pledge by Lender......................................  79
       Section 18.7. No Assignment by Borrower.............................  79
       Section 18.8. Disclosure............................................  80

Section 19. NOTICES, ETC...................................................  80

Section 20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.............  80

Section 21. HEADINGS.......................................................  81

Section 22. COUNTERPARTS...................................................  81

Section 23. ENTIRE AGREEMENT...............................................  81

Section 24. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.................  81

Section 25. CONSENTS, AMENDMENTS, WAIVERS, ETC.............................  82

Section 26. SEVERABILITY...................................................  82

Section 27. ACKNOWLEDGMENTS................................................  82

Section 28. PARTNER LIABILITY..............................................  83


Exhibit A             Form of Note
Exhibit B             Form of Loan Request
Exhibit C             Form of Compliance Certificate
Exhibit D             Form of Letter of Credit Request
Exhibit E             Opinion Requirements
Exhibit F             Form of Assignment and Acceptance

Schedule 1            Lenders; Domestic and Eurodollar Lending Offices
Schedule 1.1          Mortgaged Properties
Schedule 1.2          Commitments and Commitment Percentages
Schedule 1.3 Related Companies, Guarantor Subsidiaries and Permitted Joint Ventures
Schedule 1.4          Initial Letters of Credit
Schedule 5.3(b)       Required Additional Properties
Schedule 6.3          Title to Properties
Schedule 6.7          Litigation
Schedule 6.18         Environmental Reports
Schedule 6.22(d)      Engineering Reports
Schedule 6.22(l)      Rent Rolls
Schedule 6.22(m)      Service Agreements
Schedule 6.22(n)      Other Material Agreements
Schedule 8.3(d)       Investments

                               CREDIT AGREEMENT


     This CREDIT AGREEMENT is made as of the 17th day of November, 1997, by and among PRIME GROUP REALTY, L.P., a Delaware limited partnership (the "Borrower"), PRIME GROUP REALTY TRUST, a Maryland trust (the "Company") and BANKBOSTON, N.A., a national banking association ("BankBoston"), PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation ("Prudential"), the other lending institutions which are from time to time listed on Schedule 1, (collectively, with BankBoston and Prudential, the "Lenders") and BANKBOSTON, N.A., as agent for itself and such other lending institutions (the "Agent").

     WHEREAS, the Borrower has requested and BankBoston and Prudential have agreed to provide a revolving credit facility, and to attempt to syndicate such facility to other lending institutions, and Borrower has agreed to provide real 0property collateral and other collateral to BankBoston, Prudential and such other lending institutions, as set forth herein;

     NOW, THEREFORE, to accomplish these purposes, the Agent, the Borrower and the Lenders hereby agree as follows:

Section 1. DEFINITIONS AND RULES OF INTERPRETATION

     Section 1.1. Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

     Additional Properties. Real Estate Assets which hereafter become Mortgaged Properties pursuant to Section 5.3.

     Affiliated Lenders. Any commercial bank or other commercial lender which is (i) the parent corporation of any of the Lenders, (ii) a wholly-owned subsidiary of any of the Lenders or (iii) a wholly-owned subsidiary of the parent corporation of any of the Lenders.

     Agent. BankBoston, N.A. acting as agent for the Lenders or any successor agent.

     Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time in writing to the Borrower.

     Agreement. This Credit Agreement, including the Schedules and Exhibits hereto.

     Applicable Margin. As of any date of determination:

     (i) 1.20%, if Total Liabilities are less than 30% of Total Adjusted Assets, or

     (ii) 1.35%, if Total Liabilities are equal to or less than 45% of Total Adjusted Assets but the condition set forth in clause (i) of this definition is not satisfied,

     (iii) 1.50% if Total Liabilities exceed 45% of Total Adjusted Assets.

Any change in the Applicable Margin caused by a change in the ratio of Total Liabilities to Total Adjusted Assets shall become effective on the 46th day following the end of the fiscal quarter at which such ratio was computed as shown on a Compliance Certificate which reflects such change in said ratio above or below the 30% level or the 45% level.

     Appraisals. Appraisals of the value of the Mortgaged Properties determined on an "as is" market value basis, prepared in writing independently and impartially by qualified MAI appraisers selected and retained by the Agent and paid for by Borrower, the form and substance of such appraisals and final determination of market value of the Mortgaged Properties thereunder to be reviewed and subject to approval by the Lead Lenders based on their respective reviews of such appraisals pursuant to their internal appraisal review policies and procedures. All appraisals shall be prepared in accordance with the Uniform Standards of Professional Appraisal Practice, Supplemental Standards Applicable To Federally Related Transactions, as further described in Title XI of the "Financial Institutions Reform, Recovery and Enforcement Act of 1989" ("FIRREA"), and any additional standards and conditions required for appraisals prepared for the Lead Lenders.

     Appraised Value. The market value of each of the Mortgaged Properties, determined by the Lead Lenders based upon the most recent Appraisals obtained pursuant to Section 5.4(b), Section 7.12 or Section 10.14. In determining Appraised Value the Lead Lenders shall exclude any value associated with any unimproved land or unoccupied Buildings located on the applicable Mortgaged Property.

     Assignment and Acceptance. See Section 18.

     Assignments of Leases and Rents. The assignments of rents and leases from the Mortgagor to the Agent pursuant to which the Mortgagor shall grant and assign to the Agent as agent for the Lenders a security interest in and assignment of the Mortgagor's interest as lessor with respect to all Leases and rents thereunder of all or any part of the Mortgaged Properties as security for the Obligations.

     BankBoston. As defined in the preamble hereto.

     Borrowing Base Value. With respect to each Mortgaged Property, an amount equal to (i) two times the Net Operating Income for the most recently completed two fiscal quarters, minus the Reserve Amount for such Mortgaged Property, divided by (ii) a capitalization rate equal to 0.09 for the West Wacker Drive Property or 0.10 for any other Mortgaged Property.

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by BankBoston at the Agent's Head Office as its "base rate", and
(b) one half of one percent (1/2%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

     Borrower. As defined in the preamble hereto.

     Borrowing Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with
Section 2.6.

     Buildings. The buildings, structures and other improvements now or hereafter located on the Mortgaged Properties.

     Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Mortgagor now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any Building located on or included in the Mortgaged Properties, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of the Buildings (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Mortgagor unless the same be abandoned by any such lessee or other occupant or person), together with any and all replacements thereof and additions thereto.

     Business Day. Any day on which banking institutions in Boston, Massachusetts and Chicago, Illinois are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Capitalized Leases. Leases under which the Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the Borrower in accordance with generally accepted accounting principles.

     CERCLA. See Section 6.18.

     Closing Balance Sheet. The pro-forma consolidated balance sheet of the Company dated June 30, 1997 and reflecting the closing of the Formation Transactions contained in the Prospectus Financial Statements and the related notes thereto.

     Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

     Collateral. All of the properties of the Borrower or of any Guarantor that are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Properties, the Leases, the Permits and the Service Agreements.

     Collateral Value. With respect to each Mortgaged Property an amount equal to the lesser of its Appraised Value or its Borrowing Base Value.

     Commitment. With respect to each Lender, the amount set forth from time to time on Schedule 1.2 hereto as the amount of such Lender 's commitment to make Loans to the Borrower.

     Commitment Percentage. With respect to each Lender , the percentage set forth from time to time on Schedule 1.2 hereto as such Lender 's percentage of the Total Commitment.

     Common Shares. All common shares of beneficial interest of the Company, including, without limitation, those offered pursuant to the Equity Prospectus.

     Common Units. Partnership interests representing the common equity in the Borrower which interests are not subject to any mandatory redemption or entitled to any distributions other than distributions based on the dividends paid on the Common Shares.

     Company. As defined in the preamble hereto.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 2.6.

     Default. See Section 12.1.

     Delinquent Lender. See Section 14.5(c).

     Distribution. The declaration or payment of any dividend or distribution of cash or cash equivalents to the holders of any of the Equity Interests, or any distribution or payment to any officer, employee or director of the Borrower or the Company, other than reasonable employee compensation.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawing. The drawing of any Letter of Credit by the beneficiary thereof which is paid by the Agent pursuant thereto.

     Drawing Date. The date on which a draft under a Letter of Credit is paid by the Agent.

     EBITDA. The Borrower's earnings before interest, taxes, depreciation and amortization, as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, except that rental income shall be determined on a cash basis.

     Effective Date. The date upon which this Agreement shall become effective pursuant to Section 10.

     Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD. Notwithstanding anything to the contrary, the term Eligible Assignee shall exclude any Person controlling, controlled by or under common control with, the Borrower or the Company.

     Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3 (3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. See Section 6.18(a).

     Environmental Reports. Reports addressed to the Agent (or addressed to the Borrower with an acceptable reliance letter addressed to the Agent) prepared by environmental engineering firms reasonably acceptable to the Lead Lenders relating to environmental site assessments and other evaluations of environmental conditions which may have been conducted with respect to the Mortgaged Properties described in Schedule 6.18 hereto and conducted with respect to prospective Additional Properties pursuant to Section 5.3.

     Equity Interests. Collectively, all equity ownership interests in the Borrower or the Company including, without limitation, the Common Shares, the Preferred Shares, the Common Units and the Preferred Units.

     Equity Prospectus. The prospectus dated November 12, 1997 relating to 12,380,000 Common Shares included in the Registration Statement (No. 333-33547) of the Company on Form S-11 as filed with the Securities Exchange Commission on August 13, 1997, as amended, as the same has been or may be further amended or supplemented from time to time.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any of the Lenders would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D) , if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate and the Agent shall provide the Borrower with prompt written notice of any such change.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16 of one percent) of (a) the rate at which the Agent is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in an interbank eurodollar market where the eurodollar and foreign currency and exchange operations of the Agent are customarily conducted, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     Eurodollar Rate Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default. See Section 12.1.

     Fixed Charges. With respect to any fiscal period of the Borrower, an amount determined on a consolidated basis equal to the sum of (i) Interest Expense, (ii) regularly scheduled installments of principal payable with respect to all Indebtedness of Borrower, (iii) Indebtedness which matured during such fiscal period and was not refinanced with replacement Indebtedness plus (iv) all Distributions paid during such period to the holders of any Preferred Shares or Preferred Units.

     Fixed Rate Prepayment Fee. See Section 3.3.

     Formation Transactions. The transactions described in the Equity Prospectus to be consummated on or before the Effective Date pursuant to which (i) the Common Shares will be sold pursuant to an initial public offering of such Common Shares and certain Preferred Shares, Common Units and Preferred Units will be sold or issued in exchange for the contribution of properties; (ii) the net proceeds thereof received by the Company will be contributed as capital to the Borrower; (iii) the Borrower will directly or indirectly acquire all assets reflected on the Closing Balance Sheet, and
(iv) certain Indebtedness secured by Liens on the Mortgaged Properties or other Real Estate Assets will be repaid and such Liens discharged.

     Funds From Operations. With respect to any fiscal period of the Borrower, an amount equal to the Borrower's Funds From Operations determined in accordance with the definition approved by the National Association of Real Estate Investment Trusts, except that rental income shall be determined on a cash basis.

     Generally Accepted Accounting Principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles and with the Prospectus Financial Statements.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor. Each of the Guarantor Subsidiaries.

     Guarantor Subsidiaries. The partnerships, limited liability companies and corporations designated as Guarantor Subsidiaries on Schedule 1.3 hereto and any other partnerships, limited liability companies or corporations hereafter approved by the Requisite Lenders which are at least 99% owned by Borrower and which execute and deliver a Guaranty.

     Guaranty. The Unconditional Guaranty of Payment and Performance from each Guarantor to the Agent pursuant to which such Guarantor has guaranteed the Obligations.

     Hazardous Materials. See Section 6.18(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event the following whether or not so classified: (a) the Obligations, (b) all debt and similar monetary obligations for borrowed money, whether direct or indirect; (c) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, negative lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness or obligations of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through a master lease transaction or an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) joint venture and partnership obligations, contingent or otherwise of the type set forth in (a) through (d) above. Indebtedness shall not be deemed to include obligations under a purchase and sale agreement or contribution agreement for the acquisition of assets by Borrower or the Related Companies unless entered into for the purpose of supporting the Indebtedness of the seller or contributor.

     Indemnity Agreement. The Indemnity Agreement regarding Hazardous Materials from the Borrower and the Company with respect to the Mortgaged Properties, and any similar agreements which may be executed with respect to Additional Properties.

     Initial Letters of Credit. The Letters of Credit described on Schedule
1.4 hereto.

     Interest Expense. With respect to any fiscal period of the Borrower, an amount equal to the sum of the following with respect to all Indebtedness of the Borrower and the Related Companies: (i) total interest expense, accrued in accordance with Generally Accepted

Accounting Principles plus (ii) all capitalized interest determined in accordance with Generally Accepted Accounting Principles, plus (iii) the amortization of deferred financing costs.

     Interest Payment Date. As to any Base Rate Loan or Eurodollar Rate Loan, the first day of each calendar month.

     Interest Period. With respect to each Loan, (a) initially, the period commencing on the Borrowing Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar month; and
(ii) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C) if the Borrower shall fail to give notice as provided in
Section 2.6, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (E) the Borrower may not select any Interest Period relating to any Eurodollar Rate Loan that would extend beyond the Maturity Date.

     Interest Rate Contracts. Interest rate swaps, caps or similar agreements providing for interest rate protection.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, partnership or membership interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person or for the acquisition of real property or other assets. In determining the aggregate amount of Investments outstanding at any particular time Investments shall be counted at their acquisition cost, including the value of any Equity Interests issued in exchange for the contribution of property, subject to the following: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) ;
(d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     IRB Documents. The Indentures of Trust, Financing Agreements, Loan Agreements, Bonds, Notes and other documents relating to the IRB Indebtedness.

     IRB Indebtedness. The Indebtedness of certain of the Guarantor Subsidiaries with respect to fourteen (14) issues of industrial development bonds, the proceeds of which were used to acquire or develop certain of the Additional Properties listed on Schedule 5.3(b), excluding the Indebtedness of certain Guarantor Subsidiaries with respect to such Properties in Arlington Heights, Illinois for so long as the bonds relating thereto are held by the Borrower or a Related Company.

     IRB Indebtedness Account. A deposit account established by the Borrower with the Agent into which the Borrower will deposit funds as required by
Section 2.8 and which the Agent will debit to reimburse the amount of Drawings paid under the IRB Letters of Credit.

     IRB Letters of Credit. The Letters of Credit issued with respect to the IRB Indebtedness for the benefit of the respective trustees named in the IRB Documents and the Letter of Credit expiring on or before April 15, 1998 for the benefit of Credit Suisse First Boston, which is the issuer of certain prior letters of credit relating to certain of the IRB Indebtedness.

     Lead Lenders. BankBoston and Prudential. If a Lead Lender shall enter into one or more assignments pursuant to Section 18 which have the effect of reducing the Commitment of such Lender to less than $20,000,000 (which number will be proportionately reduced in the event of any reduction in the Total Commitment pursuant to Section 2.2), then such Lender shall no longer be a Lead Lender. If by virtue of this immediately preceding sentence there are no longer any Lead Lenders, then all approvals, consents and other matters which require the action by the Lead Lenders hereunder shall thereafter require the specified action by the Requisite Lenders.

     Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Buildings or on the Mortgaged Properties by persons other than Mortgagor, including but not limited to the leases listed on Schedule 6.22(1).

     Lenders. BankBoston, Prudential and the other lending institutions listed from time to time on Schedule 1 hereto and any other Person who becomes an assignee of any rights of a Lender pursuant to Section 18 or a Person who acquires all or substantially all of the stock or assets of a Lender .

     Letter of Credit. A letter of credit which is one of the Initial Letters of Credit or is hereafter issued by the Agent for the account of the Borrower pursuant to Section 2.9.

     Letter of Credit Request. See Section  2.9.

     Lien. Any lien, encumbrance, mortgage, deed of trust, pledge, restriction or other security interest. If title to any Real Estate Asset is held by a Subsidiary of Borrower then any pledge or assignment of Borrower's stock, partnership interest, limited liability company interest or other ownership interest in such Subsidiary shall be deemed to be a Lien on the Real Estate Assets owned by such Subsidiary.

     Loan Documents. This Agreement, the Notes, the Guaranties, the Security Documents, the Indemnity Agreement and any and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loans or the Letters of Credit.

     Loan Request. See Section 2.5.

     Loans. Loans made or to be made by the Lenders to the Borrower pursuant to Section 2.

     Major Lease. A Lease of (i) 100,000 square feet or more of the gross leasable area of a Building which is used primarily for industrial or warehouse purposes or (ii) 25,000 square feet or more of the gross leasable area of a Building which is used primarily for office purposes, and any guaranty of the tenant's obligations under any such Lease.

     Major Tenants. As to any Major Lease, those tenants that are parties to that Major Lease and any guarantors of those tenants' obligations thereunder.

     Material Adverse Effect. A material adverse effect on (i) any of the Mortgaged Properties, (ii) the business, results of operations or financial condition of the Borrower and the Related Companies taken as a whole, (iii) the ability of the Borrower, the Company or any Guarantor to perform its obligations under the Loan Documents, or (iv) the validity or enforceability of any of the Loan Documents or the remedies or material rights of the Agent or the Lenders thereunder.

     Maturity Date. November 17, 2000, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Maximum Principal Amount. Maximum Principal Amount shall mean the least of the following: (i) the maximum Outstanding Principal Amount which may exist without causing a violation of Section 9.1; (ii) the maximum Outstanding Principal Amount which may exist without causing a violation of
Section 9.2; and (iii) the Total Commitment.

     Mortgaged Properties. The (a) Real Estate Assets described on Schedule
1.1 hereto and such other Real Estate Assets which may be subsequently conveyed to the Agent as Additional Properties to secure the Obligations in accordance with Section 5.3 hereof, excluding from the foregoing any Real Estate Assets which the Agent may release pursuant to Section 5.5 hereof, as such Real Estate Assets are more particularly described in the Security Deeds; (b) the Buildings and Building Service Equipment located thereon and (to the extent assignable) all Permits relating thereto; and (c) all other property incident to any of same described in any Security Document or other Loan Document.

     Mortgagor. With respect to each of the Mortgaged Properties, the owner thereof.

     Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Offering Proceeds. All net cash proceeds received after the date hereof by the Borrower or the Company as a result of the sale of common, preferred or other classes of stock of the Company or the issuance of limited partnership interests in the Borrower after deducting customary costs and discounts of issuance paid by Company or Borrower in connection therewith.

     Net Operating Income. With respect to any fiscal period of the Borrower and with respect to any one or more of the Real Estate Assets, the total rental and other operating income from the operation of such Real Estate Assets after deducting all expenses and other proper charges incurred by the Borrower in connection with the operation of the Mortgaged Properties during such fiscal period, including, without limitation, real estate taxes, bad debt expenses and management fees (which fees shall not be lower than the market rate for management fees for similar properties in the same general location and such management fees shall be deducted when computing Net Operating Income without regard to the extent to which such management fees are passed through to the tenants), but before payment or provision for Fixed Charges, income taxes, and depreciation, amortization, and other non-cash expenses, all as determined in accordance with Generally Accepted Accounting Principles except that (a) rental income will be determined on a cash basis, provided, however, that each payment of prepaid rent shall be allocated to the period for which it applies, (b) adjustments will be made so that each fiscal quarter will include one quarter of annual real estate tax and insurance expenses, and (c) any non-recurring income or income not directly from the operation of such Real Estate Asset, such as interest income, shall be excluded.

     Notes. See Section 2.3.

     Obligations. All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Letters of Credit or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law of otherwise.

     Outstanding Principal Amount. The sum of (i) the aggregate amount of unpaid principal of the Loans as of any date of determination plus (ii) the aggregate face amount of each Letter of Credit issued under Section 2.9 which has not expired or terminated prior to such date of determination, excluding from the face amount of any Letter of Credit the amount by which any Unreimbursed Drawing has reduced the availability thereunder until such availability is reinstated pursuant to the terms of such Letter of Credit.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permits. All governmental permits, licenses, and approvals necessary for the lawful operation and maintenance of the Mortgaged Properties.

     Permitted Acquisition. The acquisition by Borrower or any Related Company of Real Estate Assets which are located in the continental United States and are leased or intended to be leased primarily for industrial or office purposes.

     Permitted Joint Ventures. Any entity in which Borrower has any direct or indirect ownership interest, except the Company and the Related Companies and except Prime Group Realty Services, Inc., including general partnerships, corporations, trusts and limited liability companies, which own or propose to develop industrial or office properties provided that neither Borrower or any Guarantor shall have any recourse liability for the Indebtedness of such entity. Permitted Joint Ventures existing on the date hereof are set forth in
Schedule 1.3.

     Permitted Developments. The construction of any new buildings or the construction of additions expanding existing buildings or the rehabilitation of the existing buildings (other than normal refurbishing and tenant fit up work when one tenant leases space previously occupied by another tenant) relating to any Real Estate Assets of the Borrower or any of the Related

Companies and each Permitted Development shall be counted for purposes of
Section 8.3 from the time of commencement of the applicable construction work until the later of (i) the date that leases for at least 70% of the gross leasable area of such project have been executed or (ii) the date that a final certificate of occupancy has been issued with respect to such project, in the amount of the total projected cost of such project.

     Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pledge Agreements. The Pledge and Security Agreements between each Guarantor Subsidiary which is a borrower under any IRB Documents and the Agent pursuant to which certain bonds purchased with the proceeds of Drawings under the IRB Letters of Credit would be pledged to the Agent until such bonds are remarketed or redeemed.

     Pledged Bonds. Bonds pledged to the Agent pursuant to any Pledge
Agreement.

     Preferred Shares. All Preferred Shares of beneficial interest of the Company including, without limitation, the 2,000,000 shares of Series A Cumulative Convertible Preferred Shares as described in the Equity Prospectus.

     Preferred Units. All partnership interests in the Borrower other than the Common Units, including, without limitation, the Preferred Units described in the Equity Prospectus.

     Prepayment Date. See Section 3.3.

     Prime. The Prime Group, Inc., an Illinois corporation.

     Pro Forma Debt Service Charges for the Mortgaged Properties. For any fiscal quarter of the Borrower, an amount equal to three monthly principal and interest payments based on a twenty-five (25) year mortgage style amortization schedule, calculated on the Pro Forma Principal Amount and an interest rate equal to the greater of (i) the then current weighted average interest rate per annum on the Loans or (ii) the then current ten (10) year U.S. Treasury bill yield plus 1.75% per annum.

     Pro Forma Principal Amount. (a) With respect to Compliance Certificates delivered pursuant to Section 7.4(e), the maximum Outstanding Principal Amount at any time during the applicable fiscal quarter; (b) with respect to Compliance Certificates delivered pursuant to Section 2.5(a), 2.9(b) or
Section 11.1, the Outstanding Principal Amount after giving effect to the requested Loan or the issuance of the requested Letter of Credit; (c) with respect to Compliance

Certificates delivered pursuant to Section 5.5(a) or Section 8.4(b), the Outstanding Principal Amount after giving effect to any proposed sale or transfer including any payments on the Loans or cancellation of Letters of Credit to be made in connection therewith.

     Properties. All Real Estate Assets, Real Estate, and all other assets, including, without limitation, intangibles and personalty owned by the Borrower.

     Prospectus Financial Statements. The Financial Statements relating to the Company and relating to certain properties to be acquired by the Borrower or its Subsidiaries in connection with the Formation Transactions as set forth in the Equity Prospectus.

     Prudential. As defined in the preamble thereto.

     Real Estate. All real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower, any Guarantor, or any of the Related Companies or any Permitted Joint Venture.

     Real Estate Assets. Those fixed and tangible properties consisting of land, buildings and/or other improvements owned by the Borrower, by any Guarantor, by any of the Related Companies or by any Permitted Joint Venture at the relevant time of reference thereto, including without limitation, the Mortgaged Properties, but excluding all leaseholds other than leaseholds under ground leases having an unexpired term of at least 30 years.

     Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

     Recourse Indebtedness. All Indebtedness except Indebtedness with respect to which recourse for payment is contractually limited (except for customary exclusions) to specific assets encumbered by a lien securing such Indebtedness.

     Register. See Section 18.3.

     Related Companies. The entities listed and described on Schedule 1.3 hereto, or thereafter, any entity whose financial statements are consolidated or combined with the Borrower's pursuant to Generally Accepted Accounting Principles, or any ERISA Affiliate.

     Release. See Section 6.18(c)(iii).

     Requisite Lenders. As of any date, the Lenders whose aggregate Commitments constitute at least sixty-six percent (66%) of the Total Commitment provided that the Agent must always be among the Requisite Lenders (except that after an Event of Default all actions by the

Requisite Lenders with respect to acceleration of the Loans and the enforcement of the Loan Documents as provided in Section 12 and in Section
14.11 shall be made without regard to whether the Agent is among the Requisite Lenders) and provided that the Commitments of any Delinquent Lenders shall be disregarded when determining the Requisite Lenders.

     Reserve Amount. With respect to any Real Estate Assets or group of Real Estate Assets, a normalized annual reserve for capital expenditures, tenant improvements, replacement reserves and leasing costs at the rate of $0.25 per year per square foot of gross leasable area contained in all buildings on such Real Estate Assets. When the Reserve Amount is used in computing an amount with respect to a fiscal period which is shorter than a year, said amount shall be appropriately prorated.

     Responsible Officer. With respect to the Company, any one of its Chief Executive Officer, Chief Financial Officer, Treasurer or Executive Vice Presidents.

     Security Deeds. The mortgages and deeds of trust from the Mortgagor to the Agent pursuant to which the Mortgagor shall convey the Mortgaged Properties as security for the Obligations.

     Security Documents. The Security Deeds, the Assignments of Leases and Rents, the Pledge Agreements and the UCC-1 financing statements.

     Service Agreements. All service agreements between the Borrower and third parties, whether written or oral, relating to the operation, maintenance, security, finance or insurance of the Mortgaged Properties.

     Subsidiary. Any corporation, partnership, limited liability company, association, trust, or other business entity of which the designated parent or other controlling Person shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.

     Surveys. Instrument surveys of the Mortgaged Properties dated or updated to a date not more than six (6) months prior to the date the applicable property becomes a Mortgaged Property hereunder, which shall show the location of all Buildings, easements and utility lines on the Mortgaged Properties, shall be sufficient to remove the survey exception from the Title Policy, shall show that all Buildings are within the lot lines of the Mortgaged Properties, shall not show any material encroachments by others, and shall show whether or not the Mortgaged Properties are located in any flood hazard district as established by the Federal Emergency Management Agency or any successor agency or are located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and in addition shall meet the then applicable standards of the Agent.

     Tangible Net Worth. Total Assets minus Total Liabilities minus all intangibles determined in accordance with Generally Accepted Accounting Principles.

     Title Insurance Company. Chicago Title Insurance Company.

     Title Policy. For each Mortgaged Property an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) insuring the priority of the Security Deed and Assignment of Leases and Rents and that the Mortgagor holds good and clear record marketable fee simple title to the Mortgaged Property, subject only to the encumbrances permitted by the Security Deed and which shall not contain exceptions for mechanics liens, persons in occupancy (other than Leases listed on Schedule 6.22(1)) or matters which would be shown by a survey (other than matters approved by the Agent in its reasonable discretion), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion (after consultation with the Lead Lenders), and shall contain such endorsements and affirmative insurance as the Agent in its reasonable discretion may require, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement, (d) revolving credit endorsement, (e) doing business endorsement, (f) ALTA form 3.1 zoning endorsement, with parking, (g) survey (same-as) endorsement (h) access endorsement, (i) tie-in endorsement, (j) first loss endorsement, and (k) tax parcel endorsement, to the extent that such endorsements are available in the state where the applicable Mortgaged Property is located.

     Total Adjusted Assets. The sum of (i) the assets classified as cash or cash equivalents on the consolidated balance sheet of Borrower prepared in accordance with Generally Accepted Accounting Principles as of the end of the most recent fiscal quarter (including any restricted cash other than tenant deposits), plus (ii) the product of (a) EBITDA for the most recent two fiscal quarters, times (b) two, divided by (c) 0.0975. To the extent necessary
EBITDA used to compute Total Adjusted Assets will be computed on a pro forma basis as though the Formation Transactions had closed, and the Effective Date had been, as of the first day of the applicable period of two fiscal quarters.

     Total Assets. The aggregate book value of all assets of the Borrower and the Related Companies consolidated and determined in accordance with Generally Accepted Accounting Principles plus accumulated depreciation and amortization related to Real Estate Assets.

     Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

     Total Liabilities. The sum of the following (without duplication): (i) all liabilities of the Borrower and the Related Companies consolidated and determined in accordance with Generally Accepted Accounting Principles excluding accounts payable incurred in the ordinary course of business, (ii) all Indebtedness of the Borrower and the Related Companies whether or not so classified, including, without limitation, all outstanding Loans under this Agreement, and (iii) the balance available for drawing under letters of credit issued for the account of the Borrower or any of the Related Companies.

     Total Operating Cash Flow. With respect to any fiscal period of the Borrower (i) EBITDA minus (ii) the Reserve Amount with respect to all Real Estate Assets owned by the Borrower or any of the Related Companies.

     Type. As to any Loan its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Unreimbursed Drawing. Any Drawing other than a Drawing which is reimbursed by the Agent debiting the IRB Indebtedness Account pursuant to
Section 2.8. If any reimbursement from the IRB Indebtedness Account or any part thereof is rescinded or must otherwise be restored or returned by the Agent upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor, the Drawing reimbursed thereby shall be deemed to be an Unreimbursed Drawing.

     Unused Amount. See Section 4.2

     Variable Rate Indebtedness. The Loans and all other Indebtedness of the Borrower which bears interest at a rate which is not fixed through the maturity of such Indebtedness.

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     West Wacker Drive Property. The Mortgaged Property located at 77 West Wacker Drive, Chicago, Illinois, as more particularly described in the Security Deed with respect thereto.

     Section 1.2. Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer and, except as otherwise expressly stated, all use of accounting terms with respect to the Borrower shall reflect the consolidated financial statements of Borrower and the Related Companies.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

     (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     (j) The words "so long as any Loan or Note is outstanding" shall mean so long as such Loan or Note is not paid in full in cash.

Section 2. REVOLVING CREDIT FACILITY.

     Section 2.1. Commitment to Lend; Limitation on Total Commitment. Subject to the provisions of Section 2.5 and the other terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Maturity Date upon notice by the Borrower to the Agent given and approved by the Agent in accordance with Section 2.5, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment (minus such Lender's Commitment Percentage of the face amount of the Letters of Credit outstanding), provided that the Outstanding Principal Amount (after giving effect to all amounts requested) shall not at any time exceed the Maximum Principal Amount. The Loans shall be made pro rata in accordance with each Lender's Commitment Percentage and the Lenders shall at all times immediately adjust inter se any inconsistency between each Lender's outstanding principal amount and each Lender's Commitment. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 10 or Section 11 (whichever is applicable) have been satisfied on the date of such request and will be satisfied on the proposed Borrowing Date of the requested Loan, provided that the making of such representation and warranty by Borrower shall not limit the right of any Lender not to lend upon a determination by the Requisite Lenders that such conditions have not been satisfied.

     Section 2.2. Reduction of Commitment. The Borrower shall have the right prior to the Maturity Date, upon at least ten (10) Business Days' prior written notice to the Agent, to reduce by $1,000,000 or an integral multiple of $100,000 in excess thereof, a portion of the Total Commitment which exceeds the Outstanding Principal Amount, provided that the Total Commitment shall not be reduced to less than the sum of $100,000,000 plus the aggregate face amount of Letters of Credit then outstanding rounded up to the nearest $1,000,000, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in such notice. Upon the effective date of any such reduction, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any commitment fee then accrued on the amount of the reduction. No reduction of the Commitments may be reinstated.

     Section 2.3. The Notes. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), and completed with appropriate insertions. A Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Borrowing Date of any Loan or at the time of receipt of any payment of principal on such Lender's Note, an appropriate notation on such Lender's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Record shall (absent manifest error) be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on the Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     Section 2.4. Interest on Loans.

     (a) Each Base Rate Loan shall bear interest for the period commencing with the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate.

     (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to the Applicable Margin per annum above the Eurodollar Rate determined for such Interest Period.

     (c) The Borrower unconditionally promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

     (d) It is the intention of the parties hereto to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements among Borrower, Guarantors, the Agent and the Lenders set forth in the Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of Loans or otherwise, shall the amount paid or agreed to be paid as interest hereunder or under the other Loan Documents exceed the maximum rate or amount of interest permissible under applicable usury laws or such other laws (the "Maximum Interest Amount"). In the event, for any reason whatsoever, any payment by or act of Borrower or any Guarantor pursuant to the terms or pursuant to any requirements of any of the Loan Documents shall result in or require payment of interest which would exceed the Maximum Interest Amount, then ipso facto the obligation of Borrower or such Guarantor, as the case may be, to pay interest or fees or other amounts shall be reduced to the Maximum Interest Amount, so that in no event shall Borrower or any Guarantor be obligated to pay any interest, perform any act, or be bound by any requirement which would result in payment of interest in excess of a sum which is lawfully collectible, and all sums in excess of those lawfully collectible as interest shall, without further agreements or notice between or by any party to this Agreement or any other Loan Document, be deemed applied to pay the principal of the Loans immediately upon receipt of such moneys by Agent or any Lender, with the same force and effect as though Borrower or any Guarantor had specifically designated such sums to be applied to principal prepayment. The provisions of this Section 2.4(d) shall control every other provision of the Loan Documents.

     Section 2.5. Requests for Loans. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto of each Loan requested hereunder (a "Loan Request") no less than (a) three (3) Business Days prior to the proposed Borrowing Date of any Base Rate Loan and (b) four (4) Eurodollar Business Days prior to the proposed Borrowing Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Borrowing Date of such Loan, (iii) the Interest Period for such Loan, (iv) the Type of such Loan, and (v) the purpose of such Loan, and shall be accompanied by a statement in the form of Exhibit C hereto signed by a Responsible Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in
Section 9 hereof after giving effect to such requested Loan (a "Compliance Certificate"). Within one (1) Business Day after receipt of a Loan Request, the Agent shall provide to each of the Lenders by facsimile a copy of such Loan Request and accompanying Compliance Certificate and each Lender shall, within 24 hours thereafter, notify the Agent if it believes that any of the conditions contained in Section 11 of this Agreement has not been met or waived. If such a notice is given the Requisite Lenders shall promptly determine whether all of the conditions contained in Section 11 of this Agreement have been met or waived. If no such notice is given by any Lender or if following such notice the Requisite Lenders determine that the conditions contained in Section 11 have been met or waived, each of the Lenders shall be obligated to fund its Commitment Percentage of the requested Loans. Each such Loan Request shall be irrevocable and binding on the Borrower and the Borrower shall be obligated to accept the Loan requested from the Lenders on the proposed Borrowing Date. Each

Loan Request shall be in a minimum aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof.

     Section 2.6. Conversion Options.

     (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days, prior written notice of such election; (ii) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iii) subject to the further proviso at the end of this section and subject to Section 2.6(b) and Section 2.6(d) hereof with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least four (4) Eurodollar Business Days' prior written notice of such election and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted as provided herein, provided further that each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be for an amount equal to $3,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be irrevocable by the Borrower.

     (b) Any Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.6 (a); provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge.

     (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

     (d) The Borrower may not request a Eurodollar Rate Loan pursuant to
Section 2.5, elect to convert a Base Rate Loan to a Eurodollar Rate Loan pursuant to Section 2.5(a) or elect to continue a Eurodollar Rate Loan pursuant to Section 2.6(b) if, after giving effect thereto, there would be greater than eight (8) Eurodollar Rate Loans outstanding. Any Loan Request for a Eurodollar Rate Loan that would create greater than eight (8) Eurodollar Rate Loans outstanding shall be deemed to be a Loan Request for a Base Rate Loan.

     Section 2.7. Funds for Loans.

     (a) Subject to Section 2.5 and other provisions of this Agreement, not later than 11:00 a.m. (Boston time) on the proposed Borrowing Date of any Loans, each of the Lenders will make available to the Agent, at the Agent's Head office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 10 or 11 (whichever is applicable) and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Borrowing Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any requested Loans but shall not obligate any other Lender or Agent to fund more than its Commitment Percentage of the requested Loans or to increase its Commitment Percentage.

     (b) The Agent may, unless notified to the contrary by any Lender prior to a Borrowing Date, assume that such Lender has made available to the Agent on such Borrowing Date the amount of such Lender's Commitment Percentage of the Loans to be made on such Borrowing Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lender 's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including such Borrowing Date to the date on which the amount of such Lender 's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365.

     Section 2.8. IRB Indebtedness Account. On or before each date on which there is scheduled to be a Drawing under any IRB Letter of Credit pursuant to the IRB Documents, the Borrower will deposit in the IRB Indebtedness Account sufficient funds such that there will be available therein on the applicable Drawing Date the amount needed to reimburse the Agent for the amount of such Drawing. The Borrower hereby authorizes the Agent to debit the IRB Indebtedness Account on each Drawing Date as necessary to reimburse the Agent for each draft paid by the Agent pursuant to any IRB Letter of Credit. All payments made by the Agent pursuant to any drafts under the IRB Letters of Credit shall be made from funds of the Agent, but in no event shall any such payments be made with funds from the IRB Indebtedness Account or with any other funds obtained from the Borrower, any Guarantor or any issuer of bonds with respect to any IRB Indebtedness.

     Section 2.9. Letters of Credit.

     (a) A portion of the Commitments may be used by Borrower for the issuance of Letters of Credit by the Agent for the account of the Borrower subject to the terms and conditions set forth herein, provided that the aggregate face amount of all Letters of Credit shall not exceed $105,000,000 during the period from the Effective Date until the earlier to occur of (i) the date that the Letter of Credit for the benefit of Credit Suisse First Boston is drawn on so as to reduce the amount available thereunder, or is amended or replaced so as to reduce the face amount thereof, by more than $15,000,000 or (ii) April 16, 1998, and thereafter shall not exceed $90,000,000. Each Letter of Credit shall be denominated in dollars and shall be a either a direct pay IRB Letter of Credit, a direct pay letter of credit supporting bond related Indebtedness similar to the IRB Letters of Credit or a standby letter of credit issued to support the obligations of Borrower in connection with Permitted Developments. Each Letter of Credit shall expire no later than five (5) Business Days prior to the Maturity Date. Although the Agent shall be the issuing bank of the Letter of Credit, each Lender hereby accepts for its own account and risk an undivided interest equal to its Commitment Percentage in the Agent's obligations represented by each Letter of Credit issued hereunder, and unconditionally and irrevocably agrees with the Agent that, upon any Unreimbursed Drawing, such Lender shall promptly pay to the Agent an amount equal to such Lender's Commitment Percentage of the amount of such Unreimbursed Drawing. Upon the issuance of each Letter of Credit hereunder, there shall be reserved from each Lender's Commitment an amount equal to such Lender's Commitment Percentage of the face amount of the Letter of Credit. Such reserved amounts shall remain in place and shall be unavailable for borrowing under Section 2.1 until the date that the Letter of Credit expires or is terminated.

     (b) If the Borrower shall desire the issuance of any Letters of Credit or the extension or renewal of any outstanding Letters of Credit, it shall give to the Agent a written notice in the form of Exhibit D hereto of each Letter of Credit requested hereunder (a "Letter of Credit Request") no less than ten (10) Business Days prior to the proposed issuance date of the requested Letter of Credit or prior to the expiration date of any Letter of Credit to be renewed or extended. Each Letter of Credit Request shall specify
(i) the name and address of the beneficiary of the requested Letter of Credit, (ii) the face amount of the requested Letter of Credit, (iii) the proposed issuance date and expiration date of the requested Letter of Credit,
(iv) the proposed form of the requested Letter of Credit, and (v) the permitted purpose for which the Letter of Credit will be used, and shall be accompanied by a Compliance Certificate in the form of Exhibit C hereto signed by a Responsible Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 hereof after including in the Outstanding Principal Amount the face amount of the requested Letter of Credit. The Agent may also require that the Borrower complete its standard letter of credit application form and submit the same and the standard application fee together with the Letter of Credit Request. The Letter of Credit Requests with respect to the Initial Letters of Credit are hereby approved. Within two (2) Business Days after receipt of any other Letter of Credit Request, the Agent shall provide to each of the Lenders by facsimile a copy of such Letter of Credit Request and accompanying Compliance Certificate and each Lender shall, within 24 hours thereafter, notify the Agent if it believes that any of the conditions contained in Section 11 of this Agreement has not been met or waived such that a Loan in an amount equal to the face amount of the requested Letter of Credit could be made on the proposed issuance date of such Letter of Credit. If such a notice is given the Requisite Lenders shall promptly determine whether all of the conditions contained in Section 11 of this Agreement have been met or waived. If no such notice is given by any Lender or if following such notice the Requisite Lenders determine that the conditions contained in
Section 11 have been met or waived, and if the Agent determines, in its discretion, that it is willing to issue, extend or renew the requested Letter of Credit, and that it is satisfied with the proposed form thereof, the Letter of Credit shall be issued, extended or renewed by the Agent and each of the Lenders shall then be obligated to the Agent with respect to its Commitment Percentage of the Letter of Credit (as extended or renewed, if applicable) as provided above in Section 2.9(a).

     (c) On or before the issuance date of any Letters of Credit having an expiration date of one year or less after its issuance date, the Borrower shall pay to the Agent for its own account an issuance fee equal to one-eighth percent (.125%) of the face amount of the Letter of Credit. The issuance fee for any Letter of Credit with a later expiration date will be determined by the Agent. On or before the date of any extension or renewal of a Letter of Credit, the Borrower shall pay to the Agent for its own account a renewal fee for each year of the extension renewal term equal to one-tenth percent (.10%) of the face amount of the applicable Letter of Credit. The Borrower shall pay to the Agent for the account of the Lenders a Letter of Credit fee equal to the then prevailing Applicable Margin per annum of the face amount of the Letter of Credit, which Letter of Credit fee shall be due and payable in advance on the issuance date of the Letter of Credit and on the first day of each calendar quarter for so long as such Letter of Credit remains outstanding, and shall be prorated for any partial quarter and paid for the actual number of days between the issuance date and the expiration date of such Letter of Credit. Promptly after its receipt thereof the Agent shall distribute such Letter of Credit fee to the Lenders pro-rata in accordance with their respective Commitment Percentages. Such fees shall be nonrefundable and shall not be further prorated in the event that the Letter of Credit terminates prior to its scheduled expiration date. The Borrower also agrees to reimburse the Agent for all reasonable fees (consistent with the fee schedule of the Agent's trade services division as then in effect), costs, expenses and disbursements of the Agent in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     (d) Promptly after each Unreimbursed Drawing the Agent shall notify the Lenders and the Borrower of the amount thereof. The payment of each Unreimbursed Drawing shall constitute an advance of a Loan which shall bear interest as a Base Rate Loan from the Drawing Date. On the Drawing Date of each Unreimbursed Drawing, each Lender shall pay to the Agent its Commitment Percentage of the amount of such Unreimbursed Drawing. If the Agent receives such payment from any Lender on a date after the Drawing Date, such Lender shall pay to the Agent on demand an amount computed in the same manner as the amount due to the Agent from a Lender which has made available funds for loans after the Borrowing Date thereof pursuant to Section 2.7(b). Each Lender's obligation to pay its Commitment Percentage of each Unreimbursed Drawing shall not be subject to the satisfaction of the conditions set forth in Section 11. Within three (3) Business Days after each Unreimbursed Drawing, the Borrower shall deliver to the Agent a written explanation of the facts and circumstances relating to such drawing and a Compliance Certificate and any other information requested by the Agent for the purpose of allowing the Lenders to determine whether the drawing or related events have resulted in a Default or Event of Default. The Agent shall promptly provide copies of such explanation and information to the Lenders.

     (e) The Borrower's obligations under this Section 2.9 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower also agrees that the Agent shall not be responsible for, and the Borrower's reimbursement obligations hereunder shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays for which the Agent is liable under the Uniform Customs and Practices for Documentary Credits. The Borrower assumes all risks of the acts or omissions of any trustee, paying agent, tender agent or remarketing agent under the IRB Indebtedness and the Agent shall not be responsible for any use which may be made of the IRB Letters of Credit. The Borrower agrees that any action taken or omitted by the Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits as the same may be amended from time to time, shall be binding on the Borrower and shall not result in any liability of the Agent to the Borrower or to any Guarantor.

     Section 3. REPAYMENT OF THE LOANS.

     Section 3.1. Maturity. The Borrower unconditionally promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest and charges thereon.

     Section 3.2. Mandatory Repayments of Loan. If at any time the sum of the Outstanding Principal Amount exceeds the Maximum Principal Amount, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Loans.

     Section 3.3. Optional Repayments of Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, on any Business Day, without penalty or premium; provided that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans made pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto, except as set forth below in this Section 3.3. The Borrower shall give the Agent no later than 10:00 a.m., Boston time, at least three (3) Business Days' prior written notice of any prepayment pursuant to this Section 3.3 of any Base Rate Loans and four (4) Eurodollar Business Days, notice of any proposed repayment pursuant to this Section 3.3 of any Eurodollar Rate Loans, specifying the proposed date of payment of Loans and the principal amount to be paid. Each such partial prepayment of the Loans shall be in an integral multiple of $100,000 and shall be accompanied by the payment of all charges outstanding on all Loans and of accrued interest on the principal repaid to the date of payment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Notwithstanding anything contained herein to the contrary, the Borrower may make a full or partial prepayment of a Eurodollar Rate Loan on a date other than the last day of the Interest Period relating thereto, if all optional prepayments (in whole or in part) on such Loans shall be accompanied by, and the Borrower hereby promises to pay, a prepayment fee in an amount determined by the Agent in the following manner:

     (i) Fixed Rate Prepayment Fee. Borrower acknowledges that prepayment or acceleration of a Eurodollar Loan during an Interest Period shall result in the Lenders incurring additional costs, expenses and/or liabilities and that it is impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this Section, any Loan not being made as a Eurodollar Rate Loan in accordance with the Loan Request therefor, as a result of Borrower's cancellation thereof, shall be treated as if such Eurodollar Rate Loan had been prepaid.) Therefore, on the date a Eurodollar Rate Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Prepayment Date"), Borrower will pay to Agent, for the account of each Lender, (in addition to all other sums then owing), an amount ("Fixed Rate Prepayment Fee") determined by the Agent to be the amount, if any, by which (i) the amount of interest which would have accrued on the prepaid Eurodollar Rate Loan for the remainder of the Interest Period at the rate applicable to such Eurodollar Rate Loan exceeds
(ii) the amount of interest that would accrue for the same period on any readily marketable bond or other obligation of the United States of America designated by the Agent in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not borrowed and to have a maturity comparable to the remainder of such Interest Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time designation.

     (ii) Upon the written notice to Borrower from Agent, Borrower shall immediately pay to Agent, for the account of the Lenders, the Fixed Rate Prepayment Fee. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

     (iii) Borrower understands, agrees and acknowledges the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of the Eurodollar Rate as a basis for calculating the rate of interest on a Eurodollar Rate Loan; (ii) the Eurodollar Rate is used merely as a reference in determining such rate; and (iii) Borrower has accepted the Eurodollar Rate as a reasonable and fair basis for calculating such rate and a Fixed Rate Prepayment Fee. Borrower further agrees to pay the Fixed Rate Prepayment Fee, if any, whether or not a Lender elects to purchase, sell and/or match funds.

     Section 4. CERTAIN GENERAL PROVISIONS.

     Section 4.1. Revolving Credit Facility Fees and Agent's Fee. The Borrower agrees to pay to the Lead Lenders and the Agent revolving credit facility fees and agency fees in the amounts specified in the Fee Agreement dated October 20, 1997 among the Lead Lenders, the Borrower, the Company and The Prime Group, Inc. The Lead Lenders shall be responsible for any facility fees which they may agree to pay to the other Lenders which become a party to this Agreement. If the Borrower obtains releases of one or more Mortgaged Properties pursuant to Section 5.5, and simultaneously or thereafter provides Additional Properties pursuant to Section 5.3 and Section 5.4 to replace the Collateral Value of the released property, the Borrower shall pay a substitution fee to the Agent for its own account in the amount of $2,500 per Additional Property.

     Section 4.2. Commitment Fee. The Borrower shall pay to the Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee calculated at the rates set forth below per annum on the daily amount by which the Total Commitment (as it may have been reduced pursuant to Section 2.2) exceeds the Outstanding Principal Amount (the "Unused Amount"):


Unused Amount                                     Fee Rate
-------------                                     --------

less than 1/3 of Total Commitment              15 basis points
at least 1/3 of Total Commitment
but less than 2/3 of Total Commitment          20 basis points
at least 2/3 of Total Commitment               25 basis points


The commitment fee shall be payable on the basis of the applicable annual rate quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

     Section 4.3. Funds for Payments.

     (a) All payments of principal, interest, closing fees, commitment fees and any other amounts due hereunder (other than as provided in Section 4.1, Section 4.5 and Section 4.6) or under any of the other Loan Documents, and all prepayments, shall be made to the Agent, for the respective accounts of the Lenders, at the Agent's Head Office, in each case in Dollars in immediately available funds.

     (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory liens, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower shall pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     Section 4.4. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall (absent manifest error) be considered correct and binding on the Borrower unless within thirty (30) Business Days after receipt by the Agent or any of the Lenders from Borrower of any notice by the Borrower of such outstanding amount, the Agent or such Lender shall notify the Borrower to the contrary.

     Section 4.5. Additional Costs, Etc. If any present or future applicable law which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the

Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

     (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or

     (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

     (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

     (d) impose on any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Commitment, or any class of loans or commitments of which any of the Loans or the Commitment forms a part;

and the result of any of the foregoing is

     (i) to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment, or

     (ii) to reduce the amount of principal, interest or other amount payable to such Lender or the Agent hereunder on account of the Commitments or any of the Loans, or

     (iii) to require such Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent, to the extent permitted by law, such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

     Section 4.6. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Lender or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made or deemed to be made pursuant hereto, then such Lender or the Agent may notify the Borrower of such fact, and the Borrower shall pay to such Lender or the Agent from time to time on demand, as an additional fee payable hereunder, such amount as such Lender or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Lender or the Agent in light of these circumstances for its increased costs of maintaining such capital. Each Lender and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

     Section 4.7. Certificate. A certificate setting forth any additional amounts payable pursuant to Sections 4.5 or 4.6 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

     Section 4.8. Indemnity. In addition to the other provisions of this Agreement regarding any such matters, the Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or reasonable expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) a default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense caused by Borrower's breach or other default and arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) a default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request, and (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of a Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Eurodollar Rate Loan.

     Section 4.9. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay to the Agent a late charge equal to three percent (3%) of any amount of principal and/or interest and/or charges on the Loans which is not paid within ten (10) days of the date when due.

     Section 4.10. Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Loan Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans,
(b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower.

     Section 4.11. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Lender to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay to the Agent for the account of such Lender, upon demand, any additional amounts necessary to compensate such Lender for any reasonable costs incurred by such Lender in making any conversion in accordance with this Section 4.11, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     Section 4.12. Replacement of Lenders. If any of the Lenders shall make a notice or demand upon the Borrower pursuant to Section 4.5, Section 4.6, or
Section 4.11 based on circumstances or laws which are not generally applicable to the Lenders organized under the laws of the United States or any State thereof, the Borrower shall have the right to replace such Lender with an Eligible Assignee selected by the Borrower and approved by the Agent. In such event the assignment shall take place on a date set by the Agent at which time the assigning Lender and the Eligible Assignee shall enter into an Assignment and Acceptance as contemplated by Section 18.1 (and clause (d) thereof shall not be applicable) and the assigning Lender shall receive from the Eligible Assignee or the Borrower a sum equal to the outstanding principal amount of the Loans owed to the assigning Lender together with accrued interest thereon plus the accrued commitment fee under Section 4.2 allocated to the assigning Lender.

     Section 4.13. U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any state or other political subdivision thereof shall deliver to the Agent for transmission to the Borrower, on the date it becomes a

Lender, and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under
Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

     Section 5. COLLATERAL SECURITY; NO LIMITATION ON RECOURSE.

     Section 5.1. Collateral Security. The Obligations shall be secured by
(i) a perfected first priority lien and security interest to be held by the Agent (subject only to Permitted Liens) in the Mortgaged Properties, pursuant to the terms of the Security Documents, (ii) a perfected first priority lien and security interest to be held by the Agent in the Leases and rents pursuant to the Assignments of Leases and Rents, (iii) a first priority pledge of any pledged bonds purchased with the proceeds of Drawings under any IRB Letter of Credit pursuant to the Pledge Agreements, and (iv) the Guaranties.

     Section 5.2. No Limitation on Recourse. Notwithstanding the foregoing Collateral, the Obligations are full recourse obligations of the Borrower (with recourse to its partners limited to the extent provided in Section 28) and, to the extent provided in the applicable Guaranty, of the Guarantors, and all of their respective Real Estate Assets and other properties shall be available for the indefeasible payment in full in cash and performance of the Obligations.

     Section 5.3. Additional Properties.

     (a) Additional Real Estate Assets owned by the Borrower or by a Guarantor Subsidiary may become Mortgaged Properties with the approval of the Lead Lenders provided that such Real Estate Assets satisfy the conditions set forth in Section 5.4. In the event that the Lead Lenders grant such approval and all of the conditions set forth in Section 5.4 are satisfied, the Agent shall notify the Borrower and within ten (10) days thereafter the Borrower and the Company shall execute and deliver an Indemnity Agreement and the Mortgagor shall execute and deliver to the Agent a Security Deed, an Assignment of Rents and Leases and UCC-1 Financing Statements, which Security Documents shall be in substantially the form of the Security Documents executed and delivered herewith with such changes as the Agent may deem desirable to address the laws of the State where the Additional Property is located or the factual circumstances of the Additional Property. Such Additional Properties shall be deemed to be Mortgaged Properties upon the recording and filing of such Security Documents and the Agent's receipt of satisfactory evidence thereof.

     (b) The Lead Lenders hereby approve the Real Estate Assets described on
Schedule 5.3(b) which Borrower agrees to add as Mortgaged Properties hereunder on or before December 10, 1997. Upon satisfaction of the conditions set forth in Section 5.4, the Agent shall revise Schedule 1.1 to include such Additional Properties.

     (c) The Agent and the Lead Lenders shall use their best efforts to complete their review of the documents submitted with respect to each Additional Property and notify the Borrower as to whether the conditions in
Section 5.4 are satisfied within ten (10) Business Days after receipt of the last of the items required pursuant to Section 5.4.

     Section 5.4. Conditions to Approval of Additional Properties. Prior to acceptance of any Real Estate Asset to become an Additional Property pursuant to Section 5.3, such property must satisfy the following conditions, which may be modified or waived only by the written agreement of the Requisite
Lenders:

     (a) If the Additional Property is not owned by the Borrower or an existing Guarantor Subsidiary, but is owned by a Related Company which is at least 99% owned by Borrower, such Related Company must become a Guarantor Subsidiary by delivery to the Agent the following, all in form and substance satisfactory to the Agent: (i) a Guaranty in substantially the form of the Guaranty executed and delivered by the Guarantor Subsidiaries prior to the Effective Date and (ii) good standing certificates, general partner certificates, secretary certificates, opinions of counsel and such other documents as may be reasonably requested by the Agent.

     (b) An Appraisal of the Additional Property ordered by the Agent and paid for by the Borrower shall have been approved by the Lead Lenders.

     (c) The Agent shall have received all of the items relating to the Additional Property described in Section 10.8, Section 10.9, Section 10.10,
Section 10.12, Section 10.13, Section 10.14, Section 10.16 and Section 10.18 and such items shall have been approved by the Agent or the Lead Lenders as required by such Sections.

     (d) The Agent shall have received a Certificate executed on behalf of the Borrower containing the representations and warranties with respect to the Additional Property as are set forth in Section 6.18 and Section 6.22, to which there shall be attached a current rent roll for the Additional Property which shall be deemed to supplement and become a part of Schedule 6.22(l) hereto.

     (e) The Borrower shall have requested estoppel certificates in form reasonably satisfactory to the Agent from the tenants under all Leases of the Additional Property, shall have used its best efforts to obtain all such estoppel certificates and shall have received such estoppel certificates as the Lead Lenders may, in their discretion, require, and all estoppel certificates received shall be satisfactory to the Lead Lenders.

     (f) The Agent shall have received updated certificates and other items relating to the Borrower, the Company and the applicable Guarantor Subsidiary as described in Section 10.2, Section 10.3 and Section 10.4 and a favorable opinion addressed to the Lenders and the Agent, in form and substance satisfactory to the Lenders and the Agent as to the matters described on Exhibit E relating to the Loan Documents executed by Borrower and/or the Mortgagor with respect to the Additional Property and relating to the laws of the state where the Additional Property is located.

     Section 5.5. Release of Mortgaged Properties. The Borrower may request that the Agent release any Mortgaged Property from the lien of the Security Documents and the Agent shall approve any such request provided that there is then no continuing Default or Event of Default under this Agreement and the requested release will not result in any Default or Event of Default under this Agreement and the Borrower delivers to the Agent a pro-forma Compliance Certificate reasonably satisfactory to the Agent demonstrating that the requested release will not result in a violation of any of the covenants in
Section 9. The Borrower may request releases of a portion of a Mortgaged Property consisting of undeveloped land to be developed by Borrower or sold provided that in addition to the requirements set forth above, the Borrower shall also submit such additional information as may be reasonably requested by the Agent including, without limitation, (i) an updated survey and endorsements to the Title Policy; (ii) an updated Appraisal of the remaining portion of the Mortgaged Property and (iii) evidence that the division of the Mortgaged Property pursuant to the requested release will not result in violation of any zoning ordinance or other applicable laws and ordinances. If the Borrower shall request the release of any Mortgaged Property which is adjacent to any other Mortgaged Property which is not to be simultaneously released, the Agent may require the establishment of appropriate easements and maintenance agreements satisfactory to the Agent relating to any shared utilities, drainage facilities, access drives or walks, parking areas or other shared facilities.

     Section 6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each of the Lenders as follows, and to the extent that the following representations and warranties relate to the Company, the Company represents and warrants to the Agent and each of the Lenders as follows:

     Section 6.1. Authority; Etc.

     (a) Organization; Good Standing. The Company (i) is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated, and (iii) to the extent required by law is in good standing as a foreign entity and is duly authorized to do business in the States in which the Mortgaged Properties are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Materially Adverse Effect. The Borrower is a Delaware limited partnership, and each Guarantor Subsidiary is a limited partnership or a limited liability company formed under the laws of Illinois, Tennessee or Delaware, and each such entity is duly organized, validly existing and in good standing under the laws of the State of its formation, has all requisite power to own its properties and conduct its business as presently contemplated and is duly authorized to do business in the States in which the Mortgaged Properties owned by it are located and in each other jurisdiction where such qualification is necessary.

     (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or the Company and (iv) do not conflict with any provision of the Borrower's partnership agreement or Company's declaration of trust, charter documents or bylaws, or any material agreement or other material instrument binding upon, the Borrower or the Company or to which any of their properties are subject. The execution, delivery and performance of the Guaranty and the other Loan Documents to which any Guarantor is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Guarantor,
(iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Guarantor and (iv) do not conflict with any provision of such Guarantor's charter documents or bylaws, partnership agreement, limited liability company agreement, declaration of trust, or any agreement or other instrument binding upon such Guarantor or to which any of such Guarantor's properties are subject.

     (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement and the Indemnity Agreement will result in valid and legally binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of the Guaranty and the other Loan Documents to which any Guarantor is or is to become a party will result in valid and legally binding obligations of such Guarantor enforceable against such Guarantor in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 6.2. Governmental Approvals. The execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which the Borrower or such Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

     Section 6.3. Title to Properties.

     (a) Based on the Title Policies, the Borrower or one of the Guarantor Subsidiaries holds good and clear record and marketable fee simple title to the Mortgaged Properties, subject to no Liens or encumbrances except for the Permitted Liens.

     (b) Except as indicated on Schedule 6.3 hereto, the Borrower or the Related Companies own all of the properties reflected in the Closing Balance Sheet of the Company, subject to no Liens except Permitted Liens.

     Section 6.4. Financial Statements. The following financial statements have been furnished to each of the Lenders.

     (a) The Prospectus Financial Statements. Such Prospectus Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower and the Company as at the close of business on the Effective Date and the results of operations for the applicable period. There are no direct or contingent liabilities of the Borrower or the Company as of such date involving material amounts, known to the officers of the Company not disclosed in the Closing Balance Sheet of the Company contained in the Prospectus Financial Statements and the related notes thereto. There are no material differences between the Closing Balance Sheet and balance sheet of the Borrower and its subsidiaries prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles prepared on the same basis and as of the same date as the Closing Balance Sheet, other than the line item for the minority interests in the Borrower.

     (b) With respect to each Mortgaged Property, a statement prepared by the Borrower of the rental and other income of the Borrower from the operation of such Mortgaged Property for each of the previous four (4) fiscal quarters, and all operating and other costs and expenses incurred by the Borrower in connection with such Mortgaged Property during such fiscal quarters, certified by a Responsible Officer of the Company as fairly presenting the results of operation with respect to such Mortgaged Property for such fiscal period.

     Section 6.5. No Material Changes, Etc. The Formation Transactions and all other events which are the basis for the assumptions used in preparation of the Closing Balance Sheet have happened or will happen on the Effective Date. Since the time of preparation of the Closing Balance Sheet, there has occurred no material adverse change in the financial condition or assets or business of the Borrower as shown on or reflected on the Closing Balance Sheet, nor has there been any material increase in the liabilities of the Borrower or the Company in excess of those shown thereon other than changes in the ordinary course of business that have not had any Material Adverse Effect either individually or in the aggregate.

     Section 6.6. Franchises, Patents, Copyrights, Etc. The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, including all Permits except to the extent the Borrower's failure to possess the same does not have a Material Adverse Effect.

     Section 6.7. Litigation. Except as listed and described on Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to Borrower's knowledge, threatened against the Borrower, the Company, any Guarantor or any of the Related Companies before any court, tribunal or administrative agency or board that, if adversely determined, are reasonably expected to, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Borrower, the Company, any Guarantor or any of the Related Companies to carry on business substantially as now conducted by it, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any Lien or security interest created or intended to be created pursuant hereto or thereto, or which will materially adversely affect the ability of the Borrower or any Guarantor to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

     Section 6.8. No Materially Adverse Contracts, Etc. The Borrower is not subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future, in the judgment of the Company's officers, to have a Material Adverse Effect. The Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Company's officers, to have any Material Adverse Effect. The Company is not subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future, in the judgment of the Company's officers, to have a Material Adverse Effect. The Company is not a party to any contract or agreement that has or is expected, in the judgment of the Company's officers, to have any Material Adverse Effect.

     Section 6.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor the Company is in violation of any provision of the Borrower's partnership agreement, the partnership agreement of any of the Guarantor Subsidiaries or of the Company's declaration of trust, by-laws, or any agreement or instrument to which it may be subject or by which the Borrower or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

     Section 6.10. Tax Status. Each of the Guarantor Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

     Section 6.11. Event of Default. No Default or Event of Default has occurred and is continuing.

     Section 6.12. Investment Company Act. The Borrower is not an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.The Company is not an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 6.13. Absence of Financing Statements, Etc. There is no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document existing, filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future

Lien or encumbrance on, or security interest in, any Collateral, except those in favor of the Agent or Permitted Liens.

     Section 6.14. Setoff, Etc. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. Either the Borrower or a Guarantor is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for the Permitted Liens.

     Section 6.15. Certain Transactions. Except as disclosed in the Equity Prospectus, none of the officers or employees of the Borrower, the Company or any Guarantor are presently a party to any transaction with the Borrower, the Company or any Guarantor (other than for services as employees, officers and trustees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee or such employee or, to the knowledge of the Borrower and the Company, any corporation, partnership, trust or other entity in which any officer, trustee or any such employee or natural Person related to such officer, trustee or employee or other Person in which such officer, trustee or employee has a direct or indirect beneficial interest has a substantial interest or is an officer or trustee.

     Section 6.16. Benefit Plans: Multiemployer Plans: Guaranteed Pension Plans. As of the date hereof as to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. To the extent that Borrower, the Company or any ERISA Affiliate hereafter maintains or contributes to any Employee Benefit Plan or Guaranteed Pension Plan, it shall at all times do so in compliance with Section 7.18 hereof.

     Section 6.17. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Section 6.18. Environmental Compliance. The Borrower has delivered to the Agent the Environmental Reports with respect to the Mortgaged Properties which are listed on Schedule 6.18. Except as may be set forth in the Environmental Reports with respect to the Mortgaged Properties, or as described on Schedule 6.18 or in the Equity Prospectus with respect to the other Real Estate Assets, Borrower makes the following representations and warranties:

     (a) To the best of Borrower's knowledge, none of the Borrower, any Guarantor, any of the Related Companies or any operator of the Real Estate or any portion thereof, or any operations thereon is in violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive

Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, including, without limitation, the environmental statutes, regulations, orders and decrees of the States in which any of the Real Estate may be located (hereinafter collectively referred to as the "Environmental Laws"), which violation either involves the Mortgaged Properties or would have a Material Adverse Effect.

     (b) None of the Borrower, Prime, the Guarantors or the Related Companies has received written notice from any third party including, without limitation any federal, state or local governmental authority with respect to any of the Mortgaged Properties, or with respect to any other Real Estate if the same would have a Material Adverse Effect, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Materials") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of the Related Companies conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

     (c) (i) To the best of Borrower's knowledge no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate except in material compliance with applicable Environmental Laws; (ii) to the best of Borrower's knowledge, in the course of any activities conducted by the Borrower, any Guarantor, any of the Related Companies or the operators of any Real Estate, any ground or space tenants on any Real Estate, no Hazardous Materials have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws, which in the case of Real Estate other than the Mortgaged Properties would have a Material Adverse Effect; (iii) there has been no present, or to the best of Borrower's knowledge past, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Materials on, upon, into or from the Mortgaged Properties or the other Real Estate, which Release in the case of Real Estate other than the Mortgaged Properties would have a Material Adverse Effect and; (iv) to the best of Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a Material Adverse Effect; and (v) notwithstanding that any representation contained herein may be limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in
Section 7.10 or elsewhere in this Agreement.

     Section 6.19. Subsidiaries and Affiliates. The Borrower has no Subsidiaries except for the Related Companies listed on Schedule 1.3 and does not have an ownership interest in any entity whose financial statements are not consolidated with the Borrower's except for the Permitted Joint Ventures listed on Schedule 1.3. The Company is not a partner in any partnership other than Borrower and certain of the Related Companies listed on Schedule 1.3 which are limited partnerships in which the Company has a one tenth percent (0.1%) limited partnership interest, has no Investments in any Person other than the Borrower and such limited partnerships and is not a member of any limited liability company. The Company owns no material assets other than its partnership interest in Borrower and the limited partnership interests described in this Section 6.19.

     Section 6.20. Major Leases. The Borrower has delivered to the Agent complete copies of the Major Leases and of the other Leases requested by the Agent.

     Section 6.21. Loan Documents. All of the representations and warranties of the Borrower or any Guarantor made in the other Loan Documents or any document or instrument delivered or to be delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

     Section 6.22. Mortgaged Properties. In this Section 6.22 the phrase "to the Borrower's knowledge" shall mean the actual knowledge of the officers and employees of the Company or of Prime who have had significant responsibility for the operation, management and leasing of the applicable Mortgaged Property. The Borrower makes the following additional representations and warranties concerning the Mortgaged Properties:

     (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities are installed to the property lines of the Mortgaged Properties and, except in the case of drainage facilities, are connected to the Buildings located thereon and to the Borrower's knowledge are adequate to service the Buildings in full compliance with applicable law; and to the Borrower's knowledge the Buildings are properly and legally connected directly to public water and sewer systems. No easements over land of others not yet obtained are required for any such utilities, and no drainage of surface or other water across land of others is required except as disclosed in the Surveys.

     (b) Surveys, Access; Etc. Since the date of the most recent Survey delivered to the Agent with respect to each Mortgaged Property, there has been no construction (except interior renovations and improvements) of additional Buildings or additions to Buildings on such Mortgaged Property, and to the Borrower's knowledge no takings by eminent domain affecting such Mortgaged Property or other changes which may have caused such Survey to be no longer accurate.

     (c) Independent Building. The Buildings on each Mortgaged Property (except as described in documents referred in the Title Policy for the West Wacker Drive Property with respect to walkways and other common areas shared by such property with other buildings) are fully independent from any other real estate in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways. Each Mortgaged Property consists of one or more lots which are not assessed for purposes of real estate tax assessment and payment jointly with any land which is not a part of such Mortgaged Property. The Buildings, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Buildings are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Properties are located except as disclosed in the Surveys.

     (d) Condition of Building; No Asbestos. Except as set forth in the engineering reports provided to the Agent and listed on Schedule 6.22(d), to the Borrower's knowledge there are no material defects in the roof, foundation, structural elements and masonry walls of the Buildings or their heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems or their Building Service Equipment; the Buildings are fully sprinkled; and no friable asbestos is located in or on the Buildings except as may be disclosed in the Environmental Reports.

     (e) Building Compliance with Law; Permits. The Buildings as presently constructed and used do not, to the Borrower's knowledge, violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health and sanitation. To the Borrower's knowledge, all Permits required for the operation and maintenance of the Mortgaged Properties, including without limitation, building permits, curb-cut permits, water connection permits, sewer extension or connection permits and other permits relating to the use of utilities, and permits required under the Federal Clean Air Act, as amended, the Federal Clean Water Act, as amended (including, without limitation a so-called Section 404 Permit"), and by state law or regulations consistent with the requirements of said Acts, have been validly issued by the appropriate governmental Persons and are now in full force and effect.

     (f) No Required Real Property Consents, Permits, Etc. The Borrower has received no notices of, nor has any knowledge of, any Permits, utility installations and connections (including, without limitation, drainage facilities, curb cuts and street openings), or private consents required for the maintenance, operation, servicing and use of the Mortgaged Properties for their current use which have not been granted, effected, or performed and completed (as the case may be) or any fees or charges therefor which have not been fully paid provided, however, that certain Permits may require periodic renewals.

     (g) Suits; Judgments. To the Borrower's knowledge, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, or other violations affecting, against, or with respect to, the Mortgaged Properties or any part thereof, other than suits, orders, decrees or judgments against tenants or former tenants with respect to defaults by such tenants under their Leases or evicting or otherwise obtaining possession of the premises occupied by such tenants.

     (h) Insurance. None of the Guarantors, the Company or the Borrower has received any written notices from any insurer or its agent requiring performance of any material work with respect to the Mortgaged Properties or canceling or threatening to cancel any policy of insurance.

     (i) Real Property Taxes; Special Assessments. Based on the Title Policies, there are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Properties or any part thereof which are payable by Borrower or tenants (except only real estate taxes and assessments not yet due and payable). Except as disclosed on the Title Policies, and to the Borrower's knowledge there are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Properties, and Borrower has received no notice of any such special assessment being contemplated.

     (j) Historic Status. To the Borrower's knowledge, the Buildings are not historic structures or landmarks, and the Mortgaged Properties are not within any historic district pursuant to any federal, state or local law or governmental regulation.

     (k) Domain. To the Borrower's knowledge, there are no pending eminent domain proceedings against the Mortgaged Properties or any part thereof, and no such proceedings are presently threatened or contemplated by any taking authority.

     (l) Leases. A rent roll with respect to all Leases of any portion of the Mortgaged Properties (current as of the date set forth thereon) is accurate and completely set forth in Schedule 6.22(1) as the same shall be supplemented each fiscal quarter by a certificate signed by an authorized officer of Borrower. The Leases reflected on such rent roll constitute the sole and complete agreements and understandings relating to leasing or licensing of space in the Buildings or otherwise at the Mortgaged Properties. The Borrower has delivered to the Agent a true and complete copy of all Major Leases. There are no occupancies, rights, privileges or licenses in or to the Buildings or any other part of the Mortgaged Properties other than pursuant to the Leases reflected on the rent roll set forth in Schedule 6. 22(1). Except as set forth in Schedule 6.22(1) the Leases reflected on the Schedule 6.22(1) rent roll are in full force and effect, in accordance with their respective terms, without any payment default or any other material default thereunder, nor to the Borrower's knowledge, are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and the Mortgagor has not given or made, or received, any notice of default, or any material claim, which remains uncured or unsatisfied, with respect to any of the Major Leases and, to the best of the Borrower's knowledge there is no basis for any such claim or notice of default by any tenant. The
Schedule 6.22(1) rent roll accurately and completely sets forth all rents payable by tenants, no tenant having paid more than one month's rent in advance. All tenant improvements or work to be done, furnished or paid for by the landlord, or credited or allowed to a tenant, for, or in connection with, the Buildings pursuant to any Lease has been completed and paid for, or provided for in a manner satisfactory to the Agent, or will be paid for by the Borrower in the ordinary course of the Borrower's business. No leasing, brokerage or like commissions, fees or payments are due from the Borrower in respect of the Leases, or will be paid for by the Borrower in the ordinary course of the Borrower's business. Except as set forth on the Schedule 6.22(1) rent roll, all tenants under all Leases are in occupancy and operating the premises covered by such Leases within the permitted uses under such Leases.

     (m) Service Agreements. Except as listed on Schedule 6.22 (m), there are no Service Agreements relating to the operation and maintenance of the Mortgaged Properties or any part thereof except Service Agreements which may be terminated at the owner's option upon not more than 60 days advance notice. To the best of Borrower's knowledge, no default notices have been given by any party to any Service Agreement.

     (n) Other Material Real Property Agreements; No Options. Except as listed on Schedule 6.22(n), there are no material agreements pertaining to the Mortgaged Properties or the operation or maintenance thereof other than as described in this Agreement (including the Schedules hereto) or otherwise disclosed in writing to the Agent by the Borrower, and no person or entity has any right or option to acquire any of the Mortgaged Properties or any portion thereof or interest therein or lease any portion thereof or additional portion thereof or provide services thereat.

     Section 7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, and to the extent that the following covenants relate to the Company, the Company covenants and agrees as follows, so long as any Loan, Note or Letter of Credit is outstanding or the Lenders have any obligations to make Loans or issue Letters of Credit:

     Section 7.1. Punctual Payment. The Borrower will unconditionally duly and punctually pay the principal and interest on the Loans and all other amounts provided for in the Note, this Agreement, and the other Loan Documents all in accordance with the terms of the Note, this Agreement and the other Loan Documents.

     Section 7.2. Maintenance of Office. Each of the Borrower and the Company will maintain its chief executive office in Chicago, Illinois or at such other place in the United States Of America as the Borrower or the Company shall designate upon written notice to the Agent to be delivered within fifteen (15) days of such change, where notices, presentations and demands to or upon the Borrower or the Company in respect of the Loan Documents may be given or made.

     Section 7.3. Records and Accounts. Each of the Borrower and the Company will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles.

     Section 7.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Lenders:

     (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower and of the Company at the end of such year, and the related audited statement of income, statement of changes in shareholders, equity and statement of Funds From Operations and taxable income for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis including the Borrower, the Company and the Related Companies, and accompanied by an auditor's report prepared without qualification by Ernst & Young LLP or by another independent certified public accountant reasonably acceptable to the Agent;

     (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter of the Borrower, copies of the unaudited balance sheets of the Borrower as at the end of such quarter, and the related unaudited statement of income, statement of changes in shareholders' equity and statement of Funds From Operations and estimated taxable income for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Borrower and of the Company on the date thereof (subject to year-end adjustments), provided, however, that such information with respect to the quarter ended September 30, 1997 shall be delivered by December 29, 1997;

     (c) as soon as practicable, but in any event not later than forty-five
(45) days after the end of each of the fiscal quarters of the Borrower, copies of a statement of the Net Operating Income for such fiscal quarter for each Mortgaged Property, and a consolidating statement of the Net Operating Income for such fiscal quarter for all of the Mortgaged Properties, prepared on a basis consistent with the statements furnished pursuant to Section 6.4
(b), and certified by a Responsible Officer of the Company;

     (d) as soon as practicable, but in any event no later than forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower will provide the Agent with , a rent roll for each of the Mortgaged Properties, and a consolidated rent roll for all of the Mortgaged Properties, each dated as of the end of such fiscal quarter in form reasonably satisfactory to the Agent;

     (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement in the form of Exhibit C hereto signed by a Responsible Officer of the Company and setting forth in reasonable detail computations evidencing compliance with the covenants contained herein and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the Effective Date;

     (f) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, copies of the Form 10-K statement filed with the Securities and Exchange Commission ("SEC") for such fiscal year, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter, copies of the Form 10-Q statement filed with the SEC for such fiscal quarter, provided that in either case if the SEC has granted an extension for the filing of such statements (or if a later filing is permitted by rule of the SEC with respect to the fiscal quarter ended September 30. 1997), Borrower shall deliver such statements to the Agent simultaneously with the filing thereof with the SEC;

     (g) promptly following the filing or mailing thereof, copies of all other material of a financial nature filed with the SEC or sent to the shareholders of the Company or to the limited partners of the Borrower and copies of all press releases (except local press releases relating to specific properties) promptly upon the issuance thereof;

     (h) from time to time such other financial data and information (including accountants' management letters) as the Agent may reasonably request;

     Section 7.5. Notices.

     (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default under this Agreement) under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower, the Company, any Guarantor or any of the Related Companies is a party or obligor, whether as principal or surety, and if the principal amount thereof exceeds $1,000,000, and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

     (b) Environmental Events. The Borrower will promptly notify the Agent in writing of any of the following events: (i) upon Borrower's obtaining knowledge of any violation of any Environmental Law regarding a Mortgaged Property or any Real Estate or Borrower's operations which violation could have a Material Adverse Effect; (ii) upon Borrower's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Materials at, from, or into a Mortgaged Property or any Real Estate which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of such Mortgaged Property or which could have a Material Adverse Effect; (iii) upon Borrower's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Materials, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower's or any Person's operation of a Mortgaged Property or any Real Estate if the same would have a Material Adverse Effect, (3) contamination on, from or into a Mortgaged Property or any Real Estate if the same would have a Material Adverse Effect, or (C) investigation or remediation of off-site locations at which Borrower or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials; or (iv) upon Borrower's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which Borrower, Guarantor or any of the Related Companies may be liable or for which a lien may be imposed on a Mortgaged Property.

     (c) Notification of Liens or other Material Claims. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any of any Liens (except Permitted Liens) placed upon or attaching to any Mortgaged Properties or of any other setoff, claims (including environmental claims), withholdings or other defenses which could have a Material Adverse Effect.

     (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Mortgaged Properties or affecting the Borrower, the Company, any Guarantor or any of the Related Companies or to which the Borrower, the Company, any Guarantor or any of the Related Companies is or is to become a party involving an uninsured claim (or as to which the insurer reserves rights) against the Borrower, the Company, any Guarantor or any of the Related Companies that at the time of giving of notice could reasonably be expected to have a Materially Adverse Effect, and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any final judgment not covered by insurance against the Borrower, the Company, any Guarantor or any of the Related Companies in an amount in excess of $500,000.

     (e) Notice of Default under Major Leases. The Borrower will immediately notify the Agent in writing of the occurrence of any failure of any of the Major Tenants to materially comply with any of the material terms, covenants, conditions or agreements under any of the Major Leases.

     (f) Notice of Equity Prospectus Amendment. The Company will promptly notify the Lenders of any further amendment to the Equity Prospectus, which notice shall include a copy of any such amendment.

     (g) Notice of Expected Receipt of Net Offering Proceeds. At least three (3) Business Days prior to the date on which the Company or the Borrower expects to receive Net Offering Proceeds, the Borrower or the Company, as applicable will notify the Agent of the expected amount of Net Offering Proceeds and the expected date of receipt thereof and shall immediately notify the Agent of any changes in the information set forth in such notice.

     Section 7.6. Existence; Maintenance of REIT Status; Maintenance of Properties. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland trust and its status as a self administered real estate investment trust under the Code, the existence of Borrower as a Delaware limited partnership and the existence of each Guarantor Subsidiary. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises which in the judgment of the Borrower may be necessary to properly and advantageously conduct the businesses being conducted by it, the Company or any of the Related Companies. The Borrower (a) will cause all of the properties used or useful in the conduct of the business of Borrower, the Company or any of the Related Companies to be maintained and kept in good condition, repair and working order, subject to ordinary wear and tear, and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

     Section 7.7. Insurance. The Borrower will maintain insurance on the Mortgaged Properties as required by the Security Deeds. With respect to other properties and businesses of Borrower, the Guarantors and the Related Companies, the Borrower will maintain or cause to be maintained insurance with financially sound and reputable insurers against such casualties and contingencies in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in the judgment of the Company's officers.

     Section 7.8. Taxes. The Borrower will pay real estate taxes, other taxes, assessments and other governmental charges against the Mortgaged Properties before the same become delinquent, and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its properties; provided that any such tax, assessment, charge, levy or claim with respect to properties other than the Mortgaged Properties need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. Promptly after payment of real estate taxes, other taxes, assessments and other governmental charges against the Mortgaged Properties, Borrower will provide evidence of such payments to the Agent, in the form of receipted tax bills or other form reasonably acceptable to the Agent. Notwithstanding anything contained herein to the contrary, with respect to the Mortgaged Properties, Borrower, after receipt of notice from the Agent (which notice may be given by the Agent at any time after the occurrence of an Event of Default) , shall deposit with Agent, on the first day of each month thereafter, a sum determined by Agent to be sufficient to provide, in the aggregate, a fund adequate to pay all real estate taxes, other taxes, assessments and other governmental charges against the Mortgaged Properties at least ten (10) days before the same becomes delinquent; and whenever the Agent determines sums accumulated under such escrow to be insufficient to meet the obligations for which such deposits were made, the Borrower shall pay, on the demand of the Agent, any amount required to cover the deficiency therein.

     Section 7.9. Inspection of Properties and Books; Confidential
Information. The Borrower shall permit the Lenders, through the Agent or any of the Lenders' other designated representatives, to visit and inspect any of the Mortgaged Properties, to examine the books of account of the Borrower, the Company and the Related Companies (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request. Each Lender understands that in the course of its exercise of its rights set forth herein, the Lender may obtain information relating to Borrower or the Company or a Property which is of a confidential nature (the "Confidential Information"). Each Lender agrees that it will not, at any time, divulge, publish or disclose, or authorize or permit any other person to divulge, publish or disclose, to any Person, any of the Confidential Information, provided, however, that the Confidential Information may be disclosed by any Lender (a) to its officers, attorneys, and accountants, (b) to any regulator or other governmental agency with supervisory authority over the business of such Lender, (c) to any other Person to the extent required by applicable law or regulation, and (d) to the extent that such Confidential Information is otherwise publicly available from sources other than such Lender.

     Section 7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply in all material respects, the Company will comply in all material respects and the Borrower will cause each Guarantor and all Related Companies to comply in all material respects, with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of all applicable partnership agreements, charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its Real Estate Assets may be bound including the Leases, and (d) all applicable decrees, orders, and judgments.

     Section 7.11. Use of Proceeds. Subject to the provisions of Section 2.5 hereof, the proceeds of the Loans shall be used by the Borrower for Permitted Acquisitions and Permitted Developments, for refinancing other Indebtedness, and for working capital and other purposes consistent with the covenants contained herein.

     Section 7.12. Appraisals. The Appraised Values of the Mortgaged Properties, including the Appraised Values of Additional Properties determined pursuant to Appraisals approved by the Requisite Lenders pursuant to Section 10.14 and Section 5.4(b), may increase or decrease only upon the approval by the Lead Lenders of a new or updated Appraisal of such Mortgaged Property. The Agent shall order a new or updated Appraisal of a Mortgaged Property (i) promptly following a written request from the Borrower, (ii) in the discretion of the Agent if the occupied percentage of the gross leasable area of the Buildings on such Mortgaged Property for two (2) consecutive fiscal quarters is more than 20 percentage points lower than the occupancy percentage shown on the rent roll for such Mortgaged Property attached as
Schedule 6.22(l) hereto, (iii) if, in the Agent's opinion, there has been a substantial adverse change in market conditions; (iv) as may be required by regulatory requirements applicable to any Lender; and (v) following an Event of Default, if requested by any Lender. The Borrower shall provide to the Agent all available information needed to assist in the preparation of an Appraisal and shall pay to the Agent on demand all reasonable costs of all such Appraisals.

     Section 7.13. Leases; Lease Approvals. The Borrower will not include in any Leases any purchase option or right of first refusal to purchase any Mortgaged Property. The Borrower will at all times exercise or enforce its material rights under the Leases. During the continuance of an Event of Default, the Agent shall have the right, and the Borrower hereby authorizes the Agent, to communicate directly with any of the tenants or guarantors for any purpose contemplated by this Agreement or any of the Security Documents. Any proposed lease which would be a Major Lease shall be submitted to and approved by the Lead Lenders prior to execution, along with the most recent financial statements of such proposed tenant and any guarantor. The Borrower will not materially adversely amend, terminate, or accept a surrender of any Major Lease or release

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


any Major Tenant or waive the material performance of a Major Lease by a Major Tenant, in each case without prior approval of the Lead Lenders. The Lead Lenders shall not unreasonably withhold their approval of any Major Lease or amendment thereof. If the Lead Lenders fail to respond within five (5) Business Days after receipt of any proposed Major Lease or amendment of a Major Lease, the same shall be deemed to be approved.

     Section 7.14. Further Assurance. The Borrower will cooperate with the Agent and the Lenders and execute such further instruments and documents and perform such further acts as the Agent and the Lenders shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents and the granting and perfecting of all liens in the Collateral for the benefit of the Agent as agent for the Lenders.

     Section 7.15. Environmental Indemnification. Each of the Borrower and the Company, jointly and severally, covenants and agrees that it will indemnify and hold the Agent and each Lender harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Lender (including all reasonable costs of legal representation incurred by the Agent or any Lender , but excluding, as applicable, for the Agent or a Lender any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of the Agent or such Lender ) relating to
(a) any Release or threatened Release of Hazardous Materials on, upon, into or from any Mortgaged Property or any Real Estate; (b) any violation of any Environmental Laws with respect to conditions at any Mortgaged Property or the operations conducted thereon; or (c) the investigation or remediation of off-site locations at which the Borrower or its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Agent and the Lenders, and their successors and assigns.

     Section 7.16. Response Actions. The Borrower covenants and agrees that if any Release or disposal of Hazardous Materials shall occur or shall have occurred on, upon, into or from any Mortgaged Property, or on, upon, into or from any other Real Estate if the same would have a Material Adverse Effect, the Borrower will cause the prompt containment and removal of such Hazardous Materials and remediation of such Mortgaged Property or Real Estate as necessary to comply in all material respects with all applicable Environmental Laws or to preserve the value of such Mortgaged Property.

     Section 7.17. Environmental Assessments. The Borrower shall diligently and continuously comply with all recommendations set forth in the Environmental Reports, including, without limitation, the completion of the remediation projects described therein. Upon written request, the Borrower shall provide the Agent with periodic reports with respect to the progress of said remediation projects. If the Agent in its good faith judgment, after discussion with the Borrower and the Lead Lenders, has reason to believe that the environmental condition of any

Mortgaged Property has deteriorated, after reasonable notice by the Agent, whether or not a Default or an Event of Default shall have occurred, the Agent may, from time to time, for the purpose of assessing and ensuring the value of such Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property in such quantities as to require remediation or clean-up to prevent or mitigate damage or threats to the public health, safety or welfare or the environment and (ii) whether the use and operation of such Mortgaged Property complies in all material respects with all applicable Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be at the sole cost and expense of the Borrower; provided, however, the Agent may not require environmental assessments at the Borrower's expense, with respect to any Mortgaged Property, more frequently than annually except (i) during the continuance of an Event of Default or (ii) upon the occurrence of a Release on, upon, into or from any Mortgaged Property.

     Section 7.18. Employee Benefit Plans.

     (a) Representation. The Borrower and its ERISA Affiliates do not currently maintain or contribute to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan.

     (b) Notice. The Borrower will notify the Agent promptly following the establishment of any Employee Benefit Plan or Guaranteed Pension Plan by the Borrower or any ERISA Affiliate.

     (c) In General. Each Employee Benefit Plan maintained by the Borrower or any ERISA Affiliate will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

     (d) Terminability of Welfare Plans. With respect to each Employee Benefit Plan maintained by the Borrower or an ERISA Affiliate which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, the Borrower, or the ERISA Affiliate, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

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

                  (e) Multiemployer Plans. Without the consent of the Agent, the Borrower will not enter into, maintain or contribute to, any multiemployer Plan.

                  (f) Unfunded or Underfunded Liabilities. The Borrower will not, at any time, have accruing unfunded or underfunded liabilities with respect to any Employee Benefit Plan, Guaranteed Pension Plan or
Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability.

         Section 7.19. Required Interest Rate Contracts. The Borrower shall maintain in effect the Interest Rate Contracts in form and substance reasonably satisfactory to the Lead Lenders with respect to that portion of the Variable Rate Indebtedness which exceeds, excluding the IRB Indebtedness, the principal amount of $125,000,000.

         Section 7.20. Equity Interests in the Company. The Company will comply in all material respects with all applicable rules and regulations of the Securities Exchange Commission and of relating to its publicly held Common Shares and Preferred Shares. The Company will continue to have its Common Shares listed on the New York Stock Exchange or on one of the other major stock exchanges in the United States, and will comply in all material respects with all applicable rules of the stock exchange where the Common Shares are so listed. Immediately upon the receipt of any Net Offering Proceeds, 100% thereof shall be contributed to the Borrower as an additional capital contribution with respect to the Company's general partnership interest in the Borrower.

         Section 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, and to the extent that the following covenants relate to the Company, the Company covenants and agrees as follows, so long as any Loan, Note or Letter of Credit is outstanding or the Lenders have any obligation to make any Loans or issue any Letters of Credit:

         Section 8.1 Restrictions on Indebtedness. Except with the prior written consent of the Requisite Lenders, the Borrower will not, the Company will not, and the Borrower will not permit any Guarantor, any of the Related Companies or any Permitted Joint Venture to create, incur, assume, guarantee or become or remain liable, contingently or otherwise, or agree not to do any of same with respect to any Indebtedness other than:

                  (a) Indebtedness to the Lenders arising under any of the Loan Documents;

                  (b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

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

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Indebtedness of Borrower, the Company or the Related Companies to the extent the same does not create a violation of Section 9.3,
Section 9.5 or Section 9.6 provided that the maximum principal amount of Recourse Indebtedness permitted under this paragraph shall not exceed $50,000,000 in the aggregate at any time outstanding.

         Section 8.2. Restrictions on Liens, Etc. The Borrower will not, and will not permit Guarantor, any of the Related Companies or any Permitted Joint Venture to, (a) create or incur or agree not to create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of the Mortgaged Property of any character whether now owned or hereafter acquired, or upon the rents, income or profits therefrom; (b) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness (not permitted by Section 8.1(c)) or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over the Security Documents; or (c) sell, assign, pledge or otherwise transfer any rents, issues, profits, accounts, contract rights or general intangibles relating to any of the Mortgaged Premises; provided that the Borrower may create or incur or suffer to be created or incurred or to exist:

                  (i) liens to secure taxes, assessments and other governmental charges in respect of obligations not overdue, the Indebtedness with respect to which is permitted by Section 8.1(c);

                  (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iii) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.1(d);

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

                  (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than the Mortgaged Properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, the Indebtedness with respect to which is permitted by Section 8.1(c);

                  (v) encumbrances consisting of easements, rights of way, covenants, restrictions on the use of real property and defects and irregularities in the title thereto; and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, and which matters (x) do not individually or in the aggregate have a materially adverse effect on the value of the Mortgaged Property and (xx) do not make title to such property unmarketable by the conveyancing standards in effect where such property is located;

                  (vi) the Leases referenced on Schedule 6.22(l) and any other Leases permitted by this Agreement or otherwise approved by the Lead Lenders;

                  (vii) presently outstanding liens and other encumbrances on the Mortgaged Properties listed on Schedule B to the Title Policies; and

                  (viii) liens in favor of the Agent and/or any of the Lenders granted pursuant to the Security Documents.

                  (ix) financing statements disclosed by the searches described in Section 10.18, provided that to the extent that the Lead Lenders may agree that the Borrower will have a certain time period after the Effective Date to obtain and file releases or terminations of certain of such financing statements, the same shall be Permitted Liens only during such time period as the Lead Lenders may so agree.

         Section 8.3. Restrictions on Investments. The Borrower will not, and will not permit any Guarantor, any of the Related Companies or any Permitted Joint Venture to make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, repurchase agreements, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc. , and not less than "A 1" if rated by Standard and Poor's;

                  (d) Investments existing or contemplated on the date hereof and listed on Schedule 8.3(d) hereto;

                  (e) Investments made in the ordinary course of the Borrower's business, in (i) any mortgages the acquisition of which is expressly approved by the Lead Lenders, (ii) mortgages and notes receivable having an aggregate principal amount, exclusive of any investments in mortgages which may have been so expressly approved by the Lead Lenders, of not more than $25,000,000, (iii) Permitted Joint Ventures (to the extent permitted by Section 8.4(a)), or (iv) Interest Rate Contracts;

                  (f)  Investments in Permitted Acquisitions;

                  (g) Investments in Permitted Developments which shall not exceed 20% of Total Adjusted Assets; provided that within said limit any single development project with a total cost in excess of $30,000,000 shall only be a Permitted Development after it has been approved by the Requisite Lenders;

                  (h) Investments in undeveloped land which shall not exceed 10% of Total Adjusted Assets.

         Section 8.4. Merger, Consolidation and Disposition of Properties.

                  (a) The Borrower will not, and will not permit the Company, any of the Related Companies or any Permitted Joint Venture to (i) become a party to any merger or consolidation, or (ii) agree to or effect any property acquisition or stock acquisition (other than Permitted Acquisitions in compliance with the other terms of this Agreement) , or (iii) enter into any joint venture or invest in any Permitted Joint Venture unless prior to such transaction the Borrower has provided the Lead Lenders with a notice describing such transaction, the Borrower shall have obtained the prior consent of the Lead Lenders.

                  (b) Real Estate Assets may be sold or transferred except that to the extent the aggregate sales price of all such dispositions during any fiscal quarter shall exceed $10,000,000, prior to such sale or transfer, the Borrower shall provide a statement in the form of Exhibit C hereto signed by a Responsible Officer of the Company and setting forth in reasonable detail computations evidencing compliance with the financial covenants contained in Section 9 after giving effect to such proposed transfer and all liabilities, fixed or contingent, pursuant thereto.

         Section 8.5. Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred. The Borrower will not permit the Company, any of the Related Companies or any Permitted Joint Venture to enter into any such arrangement.

         Section 8.6. Compliance with Environmental Laws. The Borrower will not do, and will not permit the Company, any of the Related Companies or any Permitted Joint Venture to do, any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for Hazardous Materials used in the operation of the Real Estate and in material compliance with applicable law, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in material compliance with Environmental Laws, (c) generate any Hazardous Materials on any of the Real Estate except in material compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release requiring remediation, clean up or other response action under applicable Environmental Laws.

         Section 8.7. Distributions. Borrower shall not permit the total Distributions by it and the Company during any fiscal year to exceed 90% of Funds from Operations for such year and shall not permit there to be more than two consecutive fiscal quarters during which the total Distributions by Borrower and the Company during each fiscal quarter exceed 100% of Funds from Operations for such fiscal quarter except that such limitations may be exceeded to the extent necessary for the Company to maintain its REIT status provided that the Company provides the Agent with a letter from its accountants or attorneys setting forth the basis for computation of the amount of such necessary excess Distributions. No Distribution by the Borrower to the Company shall be made other than simultaneously with and in the same amount as the corresponding Distribution by the Company to the owners of the Common Shares and/or the Preferred Shares. During any period when Event of Default under Section 12.1(a) or Section 12.1(b) has occurred and is continuing total Distributions by the Borrower and the Company will not exceed the minimum amount necessary for the Company to maintain its REIT status.

         Section 8.8. Leases. The Borrower will not (i) enter into any Major Leases or (ii) materially amend, supplement or otherwise materially modify, or terminate or cancel, or accept the surrender of, or grant any material concessions to or waive the material performance of any of the Major Tenants under the Major Leases, in each case without the prior approval of the Lead Lenders as provided in Section 7.13.

         Section 8.9. Restrictions on the Company.  The Company will not:

                  (a) own any assets, or have any Investments, other than owning its general partnership interest in the Borrower and its limited partnership interests described in Section 6.19.

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

                  (b) engage in any business other than its activities as managing general partner of the Borrower.

                  (c) directly or indirectly convey, sell, transfer, assign, pledge or encumber any of its partnership interest in the Borrower.

                  (d) create, incur, assume, guarantee or become or remain liable, contingently or otherwise, any Indebtedness, and any recourse against the Company with respect to the Indebtedness of the Borrower shall be limited to the same or greater extent as recourse against the Company with respect to the Obligations as provided in Section 28.

         Section 9. FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loan:

         Section 9.1. Collateral Value. The Borrower will not at any time permit the Outstanding Principal Amount to exceed sixty percent (60%) of the total of the Collateral Values of the Mortgaged Properties.

         Section 9.2. Minimum Debt Service Coverage. The Borrower will not at any time permit the Outstanding Principal Amount to exceed an amount such that: (a) the aggregate of the Net Operating Income for all of the Mortgaged Properties, divided by (b) Pro Forma Debt Service Charges for the Mortgaged Properties would be less than 1.5 for any fiscal quarter of Borrower. For purposes of the foregoing, any Real Estate Asset that became a Mortgaged Property during the applicable fiscal quarter shall be treated as though it were a Mortgaged Property for the entire quarter and any Real Estate Asset which is released by Agent during such fiscal quarter shall be excluded for the entire quarter.

         Section 9.3. Total Liabilities to Total Adjusted Assets. The Borrower will not at any time permit Total Liabilities at the end of any fiscal quarter to exceed fifty-five percent (55%) of Total Adjusted Assets.

         Section 9.4. Minimum Tangible Net Worth. The Borrower will not at any time permit the Tangible Net Worth of the Borrower to be less than $350,000,000 plus 75% of Net Offering Proceeds.

         Section 9.5. Total Operating Cash Flow to Interest Expense. The Borrower will not permit the ratio of its Total Operating Cash Flow to Interest Expense to be less than 2.0 to 1.0 for any fiscal quarter. For the fiscal quarter ending December 31, 1997, such covenant will be computed on a pro forma basis as though the Formation Transactions had closed, and the Effective Date had been, October 1, 1997.

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

         Section 9.6. EBITDA to Fixed Charges. The Borrower will not permit the ratio of its EBITDA to Fixed Charges to be less than 1.75 to 1.0 for any fiscal quarter. For the fiscal quarter ending December 31, 1997, such convenant will be computed on a pro forma basis as though the Formation Transactions had closed, and the Effective Date had been, October 1, 1997.

         Section 10. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective when each of the following conditions precedent have been satisfied:

         Section 10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document prior to or on the Effective Date.

         Section 10.2. Certified Copies of Organization Documents; Good Standing Certificates. The Agent shall have received (i) a Certificate of the Company to which there shall be attached complete copies of the Borrower's Limited Partnership Agreement and its Certificate of Limited Partnership, certified as of a recent date by the Secretary of State of Delaware, (ii) Certificates of Good Standing for the Borrower from the State of Delaware and each State in which a Mortgaged Property is located, (iii) a copy of the Company's Declaration of Trust certified by the Maryland Secretary of State,
(iv) Certificates of Good Standing for the Company from the State of Maryland and each State in which a Mortgaged Property is located unless the Company's qualification is not required by the laws of such state, and (v) certificates of good standing and certified copies of partnership agreements and certificates of limited partnership with respect to each of the Guarantor Subsidiaries.

         Section 10.3. By-laws; Resolutions. All action on the part of the Borrower and each Guarantor necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Company true copies of its by-laws and the resolutions adopted by its Board of Directors authorizing the transactions described herein, each certified by its secretary to be true and complete and in effect on the Effective Date.

         Section 10.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Company an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Company and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Company (in its own capacity and as general partner on behalf of Borrower and on behalf of each Guarantor Subsidiary which is a partnership), each of the Loan Documents to which the Borrower or any Guarantor is or is to become a party; (b) to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

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

         Section 10.5. Opinions of Counsel. Each of the Lenders and the Agent shall have received favorable opinions addressed to the Lenders and the Agent and dated as of the Effective Date, in form and substance satisfactory to the Lenders and the Agent from Borrower's counsel, as to: (a) the matters described on Exhibit E and (b) such other opinions with respect to the Formation Transactions as the Agent may reasonably require. Such opinion may rely on opinions from other law firms approved by the Agent as to matters of law applicable in the various states where the Mortgaged Properties are located.

         Section 10.6. Payment of Fees. The Borrower shall have paid to the Agent and/or the Lead Lenders the fees pursuant to Section 4.1 and Section 2.9(a) and shall have paid all other expenses as provided in Section 15 hereof then outstanding.

         Section 10.7. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent legal, valid and enforceable first priority, perfected liens and security interests in the Collateral covered thereby, subject only to the Permitted Liens. All filings, recordings, deliveries of instruments and other actions or consents necessary or desirable in the reasonable opinion of the Agent to grant, perfect, protect and preserve such liens and security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Agent.

         Section 10.8. Survey. The Agent shall have received Surveys of the Mortgaged Properties, bearing dates reasonably acceptable to the Agent, and in form and substance reasonably acceptable to the Agent.

         Section 10.9. Title Insurance; Title Exception Documents. The Agent shall have received the Title Policies reasonably satisfactory to the Agent, together with proof of payment of all fees and premiums for such policies. The Agent shall have received true and accurate copies of all documents listed as exceptions under such policies.

         Section 10.10. Leases. The Agent shall have received true copies of those Leases which the Agent may request after its review of the applicable rent roll.

         Section 10.11. Estoppel and Attornment Agreements. The Agent shall have received estoppel certificates and attornment agreements in form reasonably satisfactory to the Lead Lenders from the three (3) Tenants who lease and occupy the largest amount gross leasable area of the West Wacker Drive Property and from any other Major Tenants specifically required by the Agent.

         Section 10.12. Certificates of Insurance. The Agent shall have received (a) a certificate of insurance as to the insurance maintained by Borrower on the Mortgaged Properties (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms;

(b) certified copies of all policies evidencing such insurance (or certificates therefor signed by tile insurer or an agent authorized to bind the insurer); and (c) such further information and certificates from Borrower, its insurers and insurance brokers as the Agent may reasonably request.

         Section 10.13. Environmental Reports. The Agent shall have received an Environmental Report with respect to each of the Mortgaged Properties, dated as of a recent date, from environmental engineers reasonably acceptable to the Agent which Environmental Reports shall have been approved by the Lead Lenders.

         Section 10.14. Environmental Indemnity. The Agent shall have received an executed original of the environmental indemnity described in the Equity Prospectus from The Prime Group, Inc. for the benefit of certain of the Guarantor Subsidiaries with respect to environmental liabilities relating to certain of the Mortgaged Properties, together with an agreement from The Prime Group, Inc. that the Lenders shall be a beneficiary thereunder in the event of any foreclosure of the applicable Mortgaged Properties, which indemnity and agreement shall be in form and substance satisfactory to the Agent and the Lead Lenders.

         Section 10.15. Appraisals. The Agent and each of the Lenders shall have received Appraisals dated as of a recent date in form and substance satisfactory to the Agent and the Lead Lenders (including satisfaction as to determination of Appraised Value).

         Section 10.16. Inspecting Engineers' Reports. The Agent shall have received reports, addressed to Agent and the Lenders or accompanied by reliance letters in favor of the Agent and the Lenders, from third party inspecting engineers dated as of a date acceptable to the Agent as to the good structural condition of the Buildings located on the Mortgaged Properties, which reports shall be in form and substance satisfactory to the Agent.

         Section 10.17. Initial Letters of Credit. The Agent shall have received with respect to each of the Initial Letters of Credit (i) a Letter of Credit Request executed by Borrower, and (ii) copies of all legal opinions and certificates delivered in connection with such replacement of letters of credit pursuant to the applicable IRB Documents.

         Section 10.18. UCC Lien Searches. The Agent shall have received UCC lien searches of the applicable public records disclosing no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or other encumbrances which affect any of the Collateral other than those relating to any liens permitted hereby and by the Security Documents.

         Section 10.19. Formation Transactions Complete. The Lead Lenders shall have received evidence satisfactory to each of them that all of the Formation Transactions have been completed on the Effective Date and that the net proceeds of the sale of the common and preferred shares of

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beneficial interest in the Company were not less than the amount described in the Equity Prospectus.

         Section 11. CONDITIONS TO ALL BORROWINGS. The obligations of the Lenders to make any Loan, whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

         Section 11.1. Representations True; No Event of Default; Compliance Certificate. Each of the representations and warranties of the Borrower and the Company contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date); the Borrower shall have performed and complied with all terms and conditions herein required to be performed by it or prior to the Borrowing Date of such Loan; and no Default or Event of Default shall have occurred and be continuing on the date of any Loan Request or on the Borrowing Date of such Loan. Each of the Lenders shall have received a Compliance Certificate of the Borrower signed by a Responsible Officer to such effect, which certificate will include, without limitation, computations evidencing compliance with the covenants contained in Section 9 hereof after giving effect to such requested Loan.

         Section 11.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

         Section 11.3. Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         Section 11.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Agent, and the Lenders shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC.

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         Section 12.1. Events of Default and Acceleration. If any of the
following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable;

                  (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents within five (5) days after the same shall become due and payable or the Borrower shall fail to deposit in the IRB Indebtedness Account sufficient funds as required by Section 2.8;

                  (c) the Borrower or the Company shall fail to comply with any of its covenants contained in Section 7.5, the first sentence of Section 7.6, the first sentence of Section 7.7, Section 7.20, Section 8 or Section 9 hereof;

                  (d) the Borrower, the Company or any Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 12) for thirty (30) days after written notice of such failure from Agent to the Borrower, provided, however that if the Borrower fails to give notice of any Default as required by Section 7.5(a), such thirty (30) day cure period shall be deemed to have started on the date such notice should have been given;

                  (e) any representation or warranty of the Borrower or the Company in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement, shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated, and shall continue to be false on the date that the Agent or any Lender takes action based on the Default relating to such representation or warranty, provided, however, that with respect to the representations and warranties of the Borrower contained in Section 6.2, Section 6.3, Section 6.13, Section 6.18 and in paragraphs
(a), (c), (d), (e) and (f) of Section 6.22, if the condition or event making the representation and warranty false is capable of being cured by the Borrower, no enforcement action has been commenced against the Borrower or the applicable Mortgaged Property on account of such condition or event nor is the applicable Mortgaged Property subject to risk of forfeiture due to such condition or event, and the Borrower promptly commences the cure thereof after the Borrower's first obtaining knowledge of such condition or event, the Borrower shall have a period of thirty (30) days after the date that the Borrower first obtained knowledge of such condition or event during which the Borrower may cure such condition or event (or, if such condition or event is not reasonably capable of being cured within such thirty (30) day period, such additional period of time as may be reasonably required in order to cure such condition or event but in any event such period shall not exceed six (6) months from the date that the Borrower first obtained knowledge of such condition or event), and no Event of Default shall exist hereunder during such thirty (30) day or additional period so long as the Borrower

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continuously and diligently pursues the cure of such condition or event and the other conditions to such cure period have not changed;

                  (f) the Borrower, the Company, any of the Related Companies or any Permitted Joint Venture shall fail to pay at maturity, or within any applicable period of grace, any Recourse Indebtedness, or shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, and in any event, such failure shall continue for thirty (30) days, unless the aggregate amount of all such defaulted Recourse Indebtedness plus the amount of any unsatisfied judgments described in paragraph (i) of this Section 12.1 is less than $10,000,000.00;

                  (g) any of the Borrower, the Company or any Guarantor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any substantial part of its properties or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or any of the events described in this paragraph shall occur with respect to any other Related Company or any Permitted Joint Venture and such event shall have a Material Adverse Effect;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, the Company, or any Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, the Company, or any Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted or any of the events described in this paragraph shall occur with respect to any other Related Company or any Permitted Joint Venture and such event shall have a Material Adverse Effect;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against the Borrower that, with other outstanding uninsured final judgments, undischarged, against the Borrower, the Company or any of the Related Companies plus the amount of any defaulted Recourse Indebtedness under paragraph (f) of this Section 12.1, exceeds in the aggregate $10,000,000.00;

                  (j) if any of the Loan Documents or any material provision of any Loan Documents shall be unenforceable, cancelled, terminated, revoked or rescinded otherwise than in

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accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Company or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) the Borrower, the Company or any Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower;

                  (l) any "Event of Default," as defined in any of the IRB Documents shall occur provided that if such Event of Default is caused by the issuer or other Person other than the Guarantor Subsidiary, the same shall constitute an Event of Default hereunder only if the maturity of the applicable IRB Indebtedness is accelerated based thereon;

                  (m) any "Event of Default", as defined in any of the other Loan Documents shall occur;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Requisite Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or action by the Requisite Lenders.

         Section 12.2. Termination of Commitments; Drawing of IRB Letters of Credit. If any one or more Events of Default specified in Section 12.1(g) or
Section 12.1(h) shall occur, any unused portion of the Commitments hereunder shall forthwith terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, any Lender may by notice to the Borrower terminate the unused portion of its Commitment hereunder, and upon such notice being given such unused portion of its Commitment hereunder shall terminate immediately and such Lender shall be relieved of all further obligations to make Loans, provided, however, such Lender shall not be relieved of its obligation to pay its Proportionate Share of Unreimbursed Drawings under Section 2.9. No termination of such Lender's Commitment hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to such Lender arising under other agreements or instruments. At any time after any Commitments have been terminated pursuant hereto, the Agent may, in its sole discretion, give such notices as may be permitted under the terms of the IRB Letters of Credit or the related IRB Documents to cause the bonds relating to the IRB Indebtedness to be

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accelerated or to cause a mandatory tender thereof or to cause the IRB
Letters of Credit to be drawn by the beneficiary thereof or to cause the applicable IRB Letters of Credit to expire if not drawn within the specified period after the giving of such notice.

         Section 12.3. Remedies. In case any one or more of the Events of Default shall have occurred, and whether or not the Requisite Lenders shall have accelerated the maturity of the Loans pursuant to Section 12.1, each Lender, if owed any amount with respect to the Loans, may, with the consent of the Requisite Lenders, direct the Agent to proceed to protect and enforce the rights and remedies of the Agent and the Lenders under this Agreement, the Notes, the IRB Documents or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver and, if any amount shall have become due, by declaration or otherwise, to proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         Section 12.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Requisite Lenders may determine; provided, however, that distribution in respect of such Obligations shall be made among the Lenders pro rata in accordance with each Lender's respective Commitment Percentage; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

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                  (c) Third, upon payment and satisfaction in full or other
provisions for payment in full satisfactory to the Requisite Lenders and the Agent of all of the obligations, and to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are legally entitled thereto.

         Section 12.5. Addition of Real Estate Assets to Cure Default. As an alternative to the payment of cash to cure a Default under Section 9.1 or
Section 9.2 hereof, the Borrower shall have the right to offer to provide additional Collateral to the Agent in the form of Additional Properties pursuant to Section 5.3 and Section 5.4, for the purpose of curing a Default under Section 9.1 or Section 9.2 hereof, if the Borrower designates such Collateral for addition within fifteen (15) days after the occurrence of such Default and the Borrower, the Company or the Mortgagor, as applicable, executes and delivers to the Agent a Security Deed, an Assignment of Leases and Rents, an Indemnity Agreement and UCC-1 Financing Statements relating to the Additional Property together with the Certificates and opinion described in Section 5.4(d) and Section 5.4(e) within thirty (30) days after the occurrence of such Default. The Agent and the Lenders shall accept and approve the addition of such Collateral as a cure for such Default if such Collateral shall cure the Default and satisfies the due diligence requirements of the Agent and the Requisite Lenders, including, without limitation, the conditions set forth in Section 5.4 and those requirements with respect to the Mortgaged Properties specified in Section 10 hereof, within ninety (90) days after the occurrence of the subject Default, and at the time that such due diligence requirements are so satisfied, no other Defaults or Events of Default are continuing. If any such additional Collateral is provided to the Agent in accordance with this Section 12.5, such additional Collateral shall, for all purposes hereof, be deemed to be a "Mortgaged Property." Until the Agent and Requisite Lenders have acknowledged in writing the cure of such Default (which written acknowledgment will be given promptly after such cure has been completed as herein provided), all consequences of such Default hereunder shall be effective (except as provided in Section 8.7) and the Agent may exercise all available remedies except that the maturity of the Loans shall not be accelerated based solely on the Default which Borrower is diligently attempting to cure hereunder, prior to the expiration of said ninety (90) day period.

         Section 13. SETOFF. Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may WITH THE PRIOR APPROVAL OF THE AGENT be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such

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Lender, other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, no Lender shall exercise a right of setoff if such exercise would limit or prevent the exercise of any other remedy, right to Collateral or other recourse against the Borrower.

         Section 14. THE AGENT.

         Section 14.1. Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender.

         Section 14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         Section 14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or

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error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         Section 14.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Borrower. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender , and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender has been independently represented by separate counsel regarding this Agreement.

         Section 14.5. Payments.

                  (a) A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender subject to the pro rata rights to repayment based upon the Commitment Percentage of each Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata

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share of any Loan or of any Unreimbursed Drawing or (ii) to comply with the provisions of Section 12.4 or Section 13 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, or to adjust promptly such Lender's outstanding principal and its pro rata Commitment Percentage as provided in Section 2.1 hereof, shall be deemed delinquent (a "Delinquent Lender ") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         Section 14.6. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder assignee or transferee.

         Section 14.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         Section 14.8. Agent as Lender. In its individual capacity, BankBoston shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent. By issuing the Letters of Credit in its individual capacity BankBoston is bound to perform its duties and obligations under such Letters of Credit as provided therein. BankBoston's status as Agent hereunder shall not limit or restrict its ability to perform such duties and obligations.

         Section 14.9. Resignation. The Agent may resign at any time by giving sixty (60) days, prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the

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Requisite Lenders shall have the right to appoint a successor Agent. Unless a
Default or Event of Default shall have occurred and be continuing, appointment of such successor Agent shall be subject to the reasonable approval of the Borrower. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the giving of notice of resignation or removal, or the Borrower has disapproved or failed to approve a successor agent within such period, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A2/P2 or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 14.10. Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 14.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

         Section 14.11. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if
(a) so requested by the Requisite Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Requisite Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. The Agent may take such steps as it reasonably determines for the taking of possession or title to any Collateral, including the formation of trusts or corporation with each Lender having a beneficial interest equal to its pro rata percentage of the outstanding Loans.

         Section 14.12. Mandatory Resignation of Agent. In the event that the Agent enters into one or more Assignments pursuant to Section 18 having the effect of reducing the Agent's Commitment to less than $25,000,000 (which number will be reduced in proportion to any reduction in the Total Commitment pursuant to Section 2.2) then the Agent shall promptly so notify the Borrower and the Lenders. Upon the written request of the Borrower or any Lender whose Commitment exceeds that of the Agent, which written request is made within thirty (30) days after the Agent's notice that its Commitment is below such minimum level, the Agent shall be obligated to resign pursuant to Section 14.9.

         Section 15. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Documents and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Effective Date (the Borrower hereby agreeing to indemnify the Lenders with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's, inspector's and surveyor's fees, recording costs and the reasonable fees, expenses and disbursements of the Agent's counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, costs, expenses and disbursements of the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein including without limitation, the reasonable costs incurred by the Agent in connection with its inspection of the Mortgaged Properties, and the fees and disbursements of the Agent's counsel and the Borrower's legal counsel in preparing documentation,
(e) the reasonable fees, costs, expenses and disbursements of the Agent incurred in connection with the syndication and/or participation of the Loans, (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Agent and the fees and costs of appraisers, engineers, investment bankers, surveyors or other experts retained by the Agent or any Lender in connection with any such enforcement proceedings) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default (including, without limitation, expenses incurred in any restructuring and/or "workout" of the Loans), and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or the Lender's relationship with the Borrower, the Company, any Permitted Joint Venture or any of the Related Companies, (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings, (h) all reasonable costs incurred by the Agent in the future in connection with its inspection of the Mortgaged Properties (which inspections shall occur not more frequently than annually prior to an Event of Default), and (i) the reasonable fees, costs, expenses and disbursements of the Agent incurred in connection with the granting of additional Collateral by the Borrower pursuant to Section 12.5 hereof, including, without limitation, the costs incurred by the Agent in connection with its inspection of such additional Collateral, and the fees and disbursements of the Agent's counsel. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

         Section 16. INDEMNIFICATION. Each of the Borrower and the Company, jointly and severally, agrees to indemnify and hold harmless the Agent and the Lenders and the shareholders, directors, agents, officers, subsidiaries, and affiliates of the Agent and the Lenders from and against any and all claims, actions or causes of action and suits whether groundless or otherwise, and from and against any and all Liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the Formation Transactions or any other transactions contemplated hereby or which otherwise arise in connection with the financing including, without limitation unless directly caused by the gross negligence or willful misconduct of a Lender or the Agent (but such limitation on indemnification shall only apply to the Agent or Lender being grossly negligent or committing willful misconduct), (a) any actual or proposed use by the Borrower of the proceeds of any of the Loans or the Drawings of any Letters of Credit, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower comprised in the Collateral,
(c) the Borrower or any Guarantor entering into or performing this Agreement or any of the other Loan Documents or (d) any cost, claim liability, damage or expense in connection with any harm the Borrower may be found to have caused in the role of a broker, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Agent shall each be entitled to select their own separate counsel to the extent that their representation by the same counsel would present such counsel with a conflict of interest, or would be inappropriate due to actual or potential differing interests or because there may be defenses available to certain of such persons that are different from or in addition to those available to the other persons to be represented by such counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event that Agent or any Lender is made a party to any litigation against the Company or the Borrower relating to or arising from the Formation Transactions, the Borrower or the Company may, or if requested by the Agent or the Requisite Lenders shall, assume primary responsibility for the defense thereof with counsel reasonably satisfactory to the Requisite Lenders, subject to the right of the Agent and the Lenders to separate counsel to the extent provided in the preceding sentence. If, and to the extent that the obligations of the Borrower or the Company under this Section 16 are unenforceable for any reason, the Borrower and the Company hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this
Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder and shall continue in full force and effect as to the Lenders so long as the possibility of any such claim, action, cause of action or suit exists.

         Section 17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any Guarantor pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Agent or any Lender at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

         Section 18.     ASSIGNMENT; PARTICIPATIONS; ETC.

         Section 18.1. Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it; provided that (a) the Agent shall have given its prior written consent to such assignment except that such consent shall not be needed with respect to an assignment from a Lender to one of its Affiliated Lenders or to another Lender, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) each assignment shall be in an amount of not less than $10,000,000 that is a whole multiple of $1,000,000, (d) each Lender either shall assign all of its Commitment and cease to be a Lender hereunder or shall retain, free of any such assignment, an amount of its Commitment of not less than $10,000,000 and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance'), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.3, be released from its obligations under this Agreement.

         Section 18.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the validity or enforceability or priority of any lien or any Collateral; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 6.4 and Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions and Collateral decisions in taking or not taking action under this Agreement, (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as "Agent" on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         Section 18.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $2,500.00. The Agent may amend Schedules 1 and 1.2 hereof to reflect the recording of any such assignments.

         Section 18.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall

(a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender ). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its Loans hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this
Section 18.4, the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding non-preferential effect thereof, and that the Obligations evidenced by the new Notes are secured by the Collateral with the same validity, enforceability and priority as if given on the Effective Date, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrower.

         Section 18.5. Participations. Each Lender may sell participations to one or more banks or other entities in a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents not to exceed forty-nine percent (49%) of its Commitment Percentage; provided that (a) the Agent shall have given its prior written consent to such participation, except that any Lender may sell participations to its Affiliated Lenders without such consent, (b) each such participation shall be in an amount of not less than $10,000,000 that is a whole multiple of $1,000,000, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and the Lender shall continue to exercise all approvals, disapprovals and other functions of a Lender, (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve the vote of the Lender as to waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, provided that all approvals affecting a Loan or this Agreement under this clause (d) shall be by a fifty-one percent (51%) vote of such Lender's Commitment Percentage, and (e) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Agent. The Agent shall promptly advise the Borrower in writing of any such sale or participation.

         Section 18.6. Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         Section 18.7. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

         Section 18.8. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Such Lender shall obtain from each party to whom it discloses such information, the agreement by such party to comply with the Lenders' agreements with respect to Confidential Information set forth in Section 7.9.

         Section 19. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at 77 West Wacker Drive, Suite 3900, Chicago, IL 60601, Attention: Chief Financial Officer or at such other address for notice as the Borrower shall last have furnished in writing to the Agent; and

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Real Estate Department, and to 115 Perimeter Center Place, N.E., Suite 500, Atlanta, Georgia 30346, Attn: Lori Y. Litow, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Borrower.

                  (c) if to any Lender, at such Lender's address set forth on Schedule 1, hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

         Section 20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT BY IT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT FOR ANY SUIT BY AGENT OR ANY LENDER AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. IN ADDITION TO THE COURTS OF MASSACHUSETTS AND NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL EXISTS AND THE BORROWER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 19.

         Section 21. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         Section 22. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 23. ENTIRE AGREEMENT. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 25.

         Section 24. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE

OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAD REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         Section 25. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders, and, in the case of amendments, with the written consent of the Borrower other than amendments to schedules made in the ordinary course as contemplated by this Agreement. Notwithstanding the foregoing, (i) the rate of interest on and the term or amount of the Notes, (ii) the amount of the Commitments of the Lenders, (iii) the amount of any fee payable to a Lender hereunder, (iv) any provision herein or in any of the Loan Documents which expressly requires consent of all the Lenders, (v) the funding provisions of Section 2.4 and Section 2.5 hereof, and (vi) the rights, duties and obligations of the Agent specified in
Section 14 hereof, may not be amended without the written consent of each Lender affected thereby, nor may the Agent release any obligor from its liability with respect to the Obligations, without first obtaining the written consent of all the Lenders. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         Section 26. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         Section 27. ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:
(i) neither the Agent nor any Lender has any fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents; (ii) the relationship in connection herewith between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor and
(iii) no joint venture or partnership among any of the parties hereto is created hereby or by the other Loan Documents, or otherwise exists by virtue of the Facility or the Loans.

         Section 28. PARTNER LIABILITY.

         Section 28.1. Limited Recourse to Company. Notwithstanding anything expressed or implied to the contrary contained herein, the Company shall not be liable hereunder or under any Guaranty or under any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law for (i) any payment of principal or interest on, or any other amounts due under, any of the Loans, or (ii) any reimbursement obligation with respect to a Drawing under a Letter of Credit, or (iii) to repay any other indebtedness of Borrower or any Guarantor, provided, however, that nothing herein shall be construed to prevent the Agent or any Lender from recovering from the Company, or limit the Agent's or any Lender's recourse against the Company for any losses, damages or costs (including, without limitation, reasonable legal expenses), incurred by the Agent or any Lender in connection with the Company's breach of the Company's own covenants and agreements herein or in the Indemnity Agreement, or in connection with the Company's fraud, misappropriation of funds (whether due to the Company's failure to contribute Net Offering Proceeds to the Borrower, as required by Section 7.20, or its receipt of Distributions from the Borrower in violation of Section 8.7, or otherwise) or any misrepresentation made by or on behalf of the Company hereunder or in connection with the transactions contemplated hereby.

         Section 28.2. Limited Recourse to Partners of Borrower other than the Company. With respect to all partners of the Borrower other than the Company, no personal deficiency judgment or any other judgment shall be asserted or enforced against any such partner for payment of any amount hereunder or for observance or performance of any of the obligations of the Borrower contained herein, except as expressly set forth in this agreement or any other agreement or instrument or document as an obligation of such partner in connection herewith, and provided that the foregoing shall not affect the liability which any of such other partners may have for any fraud, misappropriation of funds or intentional misrepresentation made hereunder by or on behalf of the Borrower or in connection with the transactions contemplated hereby.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


WITNESS:                                             BANKBOSTON, N.A.

----------------------------------------             By:
                                                        ----------------------------------------
                                                        Lori Y. Litow
                                                        Its:  Vice Presiden
                                                           ----------------------------------------

                                                     PRUDENTIAL SECURITIES CREDIT
                                                     CORPORATION

                                                     By: /s/ George D. Morgan
----------------------------------------                ----------------------------------------
                                                        George D. Morgan
                                                        Its:   Vice President
                                                               ----------------------------------------

                                                     PRIME GROUP REALTY TRUST

----------------------------------------             By:
                                                        ----------------------------------------

                                                        ----------------------------------------

                                                        Its:
                                                              ----------------------------------------

                                                     PRIME GROUP REALTY, L.P.

                                                     By: PRIME GROUP REALTY TRUST,
                                                         its general partner

----------------------------------------             By:
                                                        ----------------------------------------

                                                        ----------------------------------------

                                                        Its:
                                                              ----------------------------------------

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


WITNESS:                                             BANKBOSTON, N.A.

/s/Nancy Johns
----------------------------------------             By: /s/ Lori Y. Litow
                                                        ----------------------------------------
                                                        Lori Y. Litow
                                                        Its:  Vice President

                                                     PRUDENTIAL SECURITIES CREDIT
                                                     CORPORATION

                                                     By:
----------------------------------------                ----------------------------------------

                                                        ----------------------------------------

                                                        Its:
                                                               ----------------------------------------

                                                     PRIME GROUP REALTY TRUST
/s/Illegible
----------------------------------------             By: /s/ W. Michael Karnes
                                                        ----------------------------------------
                                                        W. Michael Karnes

                                                        Its:   Executive VP

                                                     PRIME GROUP REALTY, L.P.

                                                     By: PRIME GROUP REALTY TRUST,
                                                         its general partner
/s/Illegible
----------------------------------------             By: /s/ W. Michael Karnes
                                                        ----------------------------------------
                                                        W. Michael Karnes

                                                        Its:   Executive VP


                                    Exhibit A

                                   FORM OF NOTE

No. ___                                                                   [Date]
[Amount]

         FOR VALUE RECEIVED, the undersigned, Prime Group Realty, L.P., a Delaware limited partnership (the "Borrower"), promises to pay to the order of [Name of Lender] (hereinafter, together with its successors in title and assigns, called the "Lender") at the head office of BankBoston, N.A., as Agent (the "Agent") at 100 Federal Street, Boston, Massachusetts 02110, the principal sum of [Amount in Words][Amount in Numbers] or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement dated as of November 17, 1997 among the Lender, the Borrower, Prime Group Realty Trust, the other lending institutions named therein and the Agent, as amended from time to time (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in
Section 1.2 of the Credit Agreement shall be applicable to this Note.

         The Borrower also promises to pay (a) principal from time to time at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount from time to time unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with the terms of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement.

         This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement. The principal of this
Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Credit Agreement. This Note is secured by the Security Documents. However, the principal of this Note, the interest accrued on this Note and all other Obligations of the Borrower are full recourse obligations of the Borrower, and all of its Real Estate Assets, the Collateral and its other properties shall be available for the payment and performance of this Note, the interest accrued on this Note, and all of such other Obligations. The liability of the partners of the Borrower hereunder is limited as set forth in Section 28 of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower and all endorsers hereby waive presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW).

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as an instrument under seal on the date first above written.

WITNESS:                                   PRIME GROUP REALTY, L.P.
                                           By: Prime Group Realty Trust,
                                           its managing general partner

                                          By:
-----------------------------------          -----------------------------------

                                    Exhibit B

                                  LOAN REQUEST

                            Prime Group Realty, L.P.
                        77 West Wacker Drive, Suite 3900
                                Chicago, IL 60601

                                                                         [Date]

BankBoston, N.A., as Agent
100 Federal Street
Boston, MA 02110

Ladies and Gentlemen:

         Re: Loan Request under Credit Agreement dated as of November 17, 1997

         Pursuant to Section 2.5 of the Credit Agreement dated as of November 17, 1997, among you, certain other Lenders and us (the "Credit Agreement"), we hereby request that you make a Loan as follows:

           (i)  Principal amount requested: $
                                             -----------
          (ii)  Proposed Borrowing Date:
                                        ----------------
         (iii)  Interest Period:
                               -------------------------
          (iv)  Type:
                     -----------------------------------

           (v)  Purpose of Loan:
                                    -----------------------------------

         This Loan Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in Section 2.5 of the Credit Agreement.

         The undersigned hereby further certifies to you that it is in compliance with the covenants specified in Section 9 of the Credit Agreement, and will remain in compliance with such covenants after the making of the requested Loan, as evidenced by a Compliance Certificate in the form of Exhibit C to the Credit Agreement of even date herewith delivered to you simultaneously with this Loan Request.

         We also understand that if you grant this request this request obligates us to accept the requested Loan on such date. All terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in Section 1.1 of the Credit Agreement.

         The undersigned hereby certifies to you, in accordance with the provisions of Section 11.1 of the Credit Agreement, that the representations and warranties contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith were true as of the date as of which they were made, are also true at and as of the date hereof, and will also be true at and as of the proposed Borrowing Date of the Loan requested hereby, in each case except as otherwise permitted pursuant to the provisions of Section 11.1 of the Credit Agreement, and no Default or Event of Default has occurred and is continuing.

                                             Very truly yours,



                                             Prime Group Realty, L.P.
                                             By: Prime Group Realty Trust,
                                                 Its managing general partner

                                             By:
                                                -------------------------------

                                                -------------------------------
                                                Its:
                                                     --------------------------

                                    Exhibit C

                            Prime Group Realty, L.P.
                        77 West Wacker Drive, Suite 3900
                                Chicago, IL 60601

                          Compliance Certificate under
                 Credit Agreement dated as of November 17, 1997

         The undersigned, a Responsible Officer of Prime Group Realty Trust, general partner of Prime Group Realty, L.P. (the "Borrower"), hereby certifies on behalf of the Borrower as of the date hereof the following:

         1. No Defaults. I have read a copy of the Credit Agreement dated as of November 17, 1997 (the "Credit Agreement") among the Borrower, BankBoston, N.A., the other lending institutions party thereto, and BankBoston, N.A., as Agent. Terms used herein and not otherwise defined herein shall have the meanings set forth in Section 1.1 of the Credit Agreement. No Default is continuing in the performance or observance of any of the covenants, terms or provisions of the Credit Agreement or any of the other Loan Documents. Without limiting the foregoing, the Borrower has not taken any actions which are prohibited by the negative covenants set forth in Section 8 of the Credit Agreement. Attached hereto as Appendix I are all relevant calculations needed to determine whether the Borrower is in compliance with Section 9 and Section 8.3(g) of the Credit Agreement as of the end of the most recently completed fiscal quarter (except that in the case of Compliance Certificates delivered pursuant to Section 2.5(a), Section 2.9(b) Section 11.1, Section 5.5(a) or
Section 8.4(b), the calculations determining compliance with Section 9.1,
Section 9.2 and Section 9.3 are based on a Pro Forma Principal Amount (after giving effect to the proposed transaction) and is in compliance with Section
8.7 of the Credit Agreement for the most recently completed fiscal year.

         2. No Material Changes, Etc. Except as disclosed on Appendix II hereto, since the [date of most recent financial statements furnished to the Agent and the Lenders], there have occurred no materially adverse changes in the financial condition or business of the Borrower as shown on or reflected in the balance sheet of the Borrower as at such date other than (a) changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and (b) changes resulting from the making of the Loans and the transactions contemplated by the Credit Agreement.

         3. No Materially Adverse Contracts, Etc. Neither the Borrower nor the Company is subject to any charter, corporate, trust, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected, in the reasonable judgment of the Company's officers, in the future to have a Materially Adverse Effect. Neither the Borrower nor the Company is a party to any contract or agreement that has or is expected, in the reasonable judgment of the Company's officers, to have a Materially Adverse Effect.

                                             Prime Group Realty, L.P.
                                             By: Prime Group Realty Trust,
                                             Its managing general partner

                                             By:
                                                -------------------------------

                                                -------------------------------
                                                Its:
                                                     --------------------------

Date:

                                                                      Appendix I

                         FINANCIAL COVENANT CALCULATIONS

Note: Unless otherwise indicated all calculations are as of or for the fiscal quarter ending on such date (the "Fiscal Quarter").


1. Appraisal Value [Section 9.1]

   (a)      Pro Forma Principal Amount                                              $_____________

   (b)      Collateral Value of Mortgaged                                           $_____________
            Properties (see attached Schedule
            of Collateral Values)

   CALCULATIONS:    (a)/(b) = ____% which is less than 60%

2. Minimum Debt Service Coverage [Section 9.2]

   (a)      Net Operating Income for all of the Mortgaged Properties:               $_____________

   (b)      Pro Forma Debt Service Charges for Mortgaged Properties based on three monthly payments of mortgage style amortization of the Pro Forma Principal Amount of $_______________ amortized over 25 years at _______% per annum, being the greater of the current average interest rate on the Loans or 1.75% above the
            current ten year U.S. Treasury bill yield:                              $_____________



   CALCULATIONS:    (a)/(b) = _________ which is not less than 1.5




3. Total Liabilities to Total Adjusted Assets [Section 9.3]

   (a)      Total Liabilities:                                                     $_____________
   (b)      Cash and cash equivalents:                                             $_____________
   (c)      EBITDA last quarter:                                                   $_____________
   (d)      EBITDA previous quarter:                                               $_____________
   (e)      Annualized EBITDA [(c) + (d) times 2]:                                 $_____________
   (f)      Line (e) divided by 0.0975:                                            $_____________
   (g)      Total Adjusted Assets [(b) + (f)]:                                     $_____________

   CALCULATIONS:    (a)/(g)  =         which is less than 55%
                              ---------

4. Minimum Tangible Net Worth [Section 9.4]

   (a)      Total Assets (GAAP assets plus depreciation
            on Real Estate Assets)                                                 $_____________
   (b)      Total Liabilities (same as line 3(a))                                  $_____________
   (c)      Intangibles                                                            $_____________
   (d)      Tangible Net Worth [(a)-(b)-(c)]                                       $_____________
   (e)      Net Offering Proceeds                                                  $_____________
   (f)      $350,000,000 plus .75 times (e)                                        $_____________

   COVENANT: Line (d) should exceed line (f)

5. Total Operating Cash Flow to Interest Expense [Section 9.5]

   (a)      EBITDA (same as line 3(c))                                             $_____________
   (b)      Gross leasable area of all Real Estate Assets                           ______________
   (c)      Reserve Amount ((c) times $0.25 divided by 4)                          $_____________
   (d)      Total Operating Cash Flow [(a) - (c)]                                  $_____________
   (e)      Interest Expense (includes capitalized interest)                       $_____________

   CALCULATIONS: (d)/(e) = _____ which is not less than 2.0

6. EBITDA to Fixed Charges [Section 9.6]

   (a)      EBITDA (same as line 3(c))                                             $_____________
   (b)      Interest Expense (same as line 5(e))                                   $_____________
   (c)      Principal installments and current maturities                          $_____________
            not refinanced
   (d)      Preferred dividends and distributions                                  $_____________
   (e)      Fixed Charges (sum of lines (b), (c), and (d))                         $_____________

   CALCULATIONS: (a)/(e) = ____________which is not less than 1.75


8. Investments in Permitted Developments [Section 8.3(g)]
   Attached hereto is a Schedule of all Permitted Developments in process as of ________________

   (a)      Investments in Permitted Developments                                  $_____________
   (b)      Total Adjusted Assets (same as line 3(g))                              $_____________
   (c)      20% of Total Adjusted Assets                                           $_____________

   COVENANT:

   Line (a) should not exceed line (c)

9. Distributions [Section 8.7]

   (a)      Total Distributions during most recently ended                         $_____________
            fiscal year
   (b)      Funds From Operations for said fiscal year                             $_____________
   (c)      Total Distributions during most recently ended                         $_____________
            fiscal quarter
   (d)      Funds from Operations for fiscal quarter referenced                    $_____________
            in (c)
   (e)      Total Distributions during the fiscal quarter preceding                $_____________
            the fiscal quarter referenced in (c)

   (f)      Funds from Operations during fiscal quarter referenced                 $_____________
            in (e)
   (g)      Total Distributions during the fiscal quarter preceding                $_____________
            the fiscal quarter referenced in (e)

   (h)      Funds from Operations during fiscal quarter referenced                 $_____________
            in (g)

   CALCULATIONS:              (a)/(b) = _____% which is less than 90%
                              (c)/(d) = _____%
                              (e)/(f) = _____%
                              (g)/(h) = _____%

         At least one of the three percentages immediately above is less than
100%

                          SCHEDULE OF COLLATERAL VALUES


                                                                             Borrowing
Mortgaged           NOI              NOI              Reserve       Cap         Base        Appraised
Collateral
Property           Last Q         Previous Q          Amount        Rate        Value         Value          Value
 --------          ------         ----------          ------        ----        -----         -----          -----






Totals:

                                   SCHEDULE OF
                             PERMITTED DEVELOPMENTS


                                                                                 Scheduled
Project Location     Size (sq. ft.)     Total Project Cost     Start Date      Completion Date
----------------     --------------     ------------------     ----------      ---------------


                                                                     APPENDIX II

                                MATERIAL CHANGES

                                    Exhibit D

                            LETTER OF CREDIT REQUEST

                            Prime Group Realty, L.P.
                        77 West Wacker Drive, Suite 3900
                                Chicago, IL 60601

                                            [Date]

BankBoston, N.A., as Agent
100 Federal Street
Boston, MA 02110

Ladies and Gentlemen:

         Re:      Letter of Credit Request under Credit
                  Agreement dated as of November 17, 1997

         Pursuant to Section 2.9 of the Credit Agreement dated as of November 17, 1997, among you, Prime Group Realty Trust, certain other Lenders and us (the "Credit Agreement"), we hereby request that you issue
[extend or renew, if applicable] a Letter of Credit as follows:

           (i)             Name and address of beneficiary:

           (ii)            Face amount: $

          (iii)            Proposed Issuance Date:

                           Proposed Expiration Date:

          (iv) Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

           (v)             Purpose of Letter of Credit:

         This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in Section 2.9 of the Credit Agreement.

         The undersigned hereby further certifies to you that it is in compliance with the covenants specified in Section 9 of the Credit Agreement, and will remain in compliance with such covenants after the Outstanding Principal Amount is adjusted to include the face amount of the requested Letter of Credit, as evidenced by a Compliance Certificate in the form of Exhibit C to the Credit Agreement of even date herewith delivered to you simultaneously with this Letter of Credit Request.

         We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit
[or extension or renewal thereof] and pay the issuance fee
[or the renewal fee] and Letter of Credit fee as required by Section 2.9(c). All terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in Section 1.1 of the Credit Agreement.

         The undersigned hereby certifies to you, in accordance with the provisions of Section 11.1 of the Credit Agreement, that the representations and warranties contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith were true as of the date as of which they were made, are also true at and as of the date hereof, and will also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, in each case except as otherwise permitted pursuant to the provisions of Section 11.1 of the Credit Agreement, and no Default or Event of Default has occurred and is continuing.

                                        Very truly yours,

                                        Prime Group Realty, L.P.
                                        By: Prime Group Realty Trust,
                                            Its general partner

                                        By:
                                           -------------------------------
                                           -------------------------------
                                           Its:
                                               -------------------------------

                                    EXHIBIT F

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                                            Dated

         Reference is made to the Credit Agreement, dated as of November 17, 1997 (as amended and in effect from time to time, the "Agreement"), among Prime Group Realty, L.P., a Delaware limited partnership (the "Borrower"), BankBoston, N.A., the other Lenders and BankBoston, N.A. as agent (the "Agent") for itself and the other Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

                                                            (the "Assignor") and
------------------------------------------------------------
                                          (the "Assignee") agree as follows:
-------------------------------------------

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a % interest in and to all the Assignor's rights and obligations under the Agreement as of the Effective Date (as hereinafter defined).

         2. The Assignor (i) represents that as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and its Commitment Percentage with respect
thereto is   %, and the outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto on the status or value of any Collateral, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other person which may be primarily or secondarily liable in respect of any of the Obligations or any of their obligations under the Agreement or the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (v) attaches the Note delivered to it under the Agreement and requests that the Borrower exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

Notes Payable to                           Amount
the Order of:                             of Note
-----------------                         -------
[Name of Assignor]                        [($     )]

[Name of Assignee]                        [($     )]

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 6.4 and 7.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions and review and analysis of the granting and perfecting of any purported liens and the status and value of any Collateral in taking or not taking action under the Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Agreement and the other Loan Documents; and (vi) agrees that it will perform all the obligations which by the terms of the Agreement are required to be performed by it as a Lender in accordance with the terms of the Agreement.

         4. The effective date for this Assignment and Acceptance shall be (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording in the Register by the Agent. This Assignment and Acceptance may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Assignment and Acceptance it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Agreement assigned hereunder relinquish its rights and be released from its obligations under the Agreement.

         6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                  [NAME OF ASSIGNOR]

                                  By:
                                     -------------------------------
                                  Title:
                                       -----------------------------

                                  [NAME OF ASSIGNEE]

                                  By:
                                    -------------------------------
                                  Title:
                                       ----------------------------

SCHEDULE 1

Lenders; Domestic and Eurodollar Lending Offices

BankBoston, N.A.
100 Federal Street
Boston, MA  02110
(Domestic and Eurodollar)

Prudential Securities Credit Corporation
One New York Plaza
New York, New York 10292
(Domestic and Eurodollar)

SCHEDULE 1.1

Mortgaged Properties


1.   Donnelley Building, 77 West Wacker Drive, Chicago, IL

SCHEDULE 1.2

Commitments

                                                                   Commitment
Lender                                            Commitment       Percentage
------                                            ----------       ----------
BankBoston, N.A                                 $112,500,000       50%

Prudential Securities Credit Corporation        $112,500,000       50%

         Total                                  $225,000,000       100%


SCHEDULE 1.3

Guarantor Subsidiaries, Related Companies and Permitted Joint Ventures

Guarantor Subsidiaries
----------------------

77 West Wacker Limited Partnership
Enterprise Center I, L.P.
Enterprise Center II, L.P.
Enterprise Center III, L.P.
Enterprise Center IV, L.P.
Enterprise Center V, L.P.
Enterprise Center VI, L.P.
Enterprise Center VII, L.P.
Enterprise Center VIII, L.P.
Enterprise Center IX, L.P.
Enterprise Center X, L.P.
Arlington Heights I, L.P.
Arlington Heights II, L.P.
Arlington Heights III, L.P.
East Chicago Enterprise Center Limited Partnership
Hammond Enterprise Center Limited Partnership
Nashville Office Building I, Ltd.
Old Kingston Properties, Ltd.
Professional Plaza, Ltd.
Centre Square II, Ltd.
Triad Parking Company, Ltd.

Related Companies
-----------------

Prime Group Realty Trust
Prime Group Realty, L.P.
1990 Algonquin Road, L.L.C.
2010 Algonquin Road, L.L.C.
555 Huehl Road, L.L.C.
1669 Wodfiled Road, L.L.C.
475 Superior Avenue, L.L.C. Enterprise Drive, L.L.C.
Enterprise Drive, L.L.C.
280 Shuman Blvd., L.L.C.
77 West Wacker Limited Partnership
Enterprise Center I, L.P.
Enterprise Center II, L.P.
Enterprise Center III, L.P.
Enterprise Center IV, L.P.
Enterprise Center V, L.P.
Enterprise Center VI, L.P.

Enterprise Center VII, L.P.
Enterprise Center VIII, L.P.
Enterprise Center IX, L.P.
Enterprise Center X, L.P.
Arlington Heights I, L.P.
Arlington Heights II, L.P.
Arlington Heights III, L.P.
East Chicago Enterprise Center Limited Partnership
Hammond Enterprise Center Limited Partnership
Nashville Office Building I, Ltd.
Old Kingston Properties, Ltd.
Professional Plaza, Ltd.
Centre Square II, Ltd.
Triad Parking Company, Ltd.
77 Fitness Center Limited Partnership
Libertyville Tech Way, L.L.C.
3818 Grandville, L.L.C.
306 Era Drive, L.L.C.
1301 Ridgeview Drive, L.L.C.
515 Heuhl Road, L.L.C.
455 Academy Drive, L.L.C.
801 Technology Way, L.L.C.
Prime Columbus Industrial, L.L.C.
Kemper/Prime Industrial Partner
1051 N. Kirk Road, L.L.C.
4211 Madison Street, L.L.C.
200 E. Fullerton L.L.C.
350 Randy Road, L.L.C.
4300 Madison Street, L.L.C.
370 Carol Lane, L.L.C.
388 Carol Lane, L.L.C.
941 Weigel Drive, L.L.C.
342 Carol Lane, L.L.C.
343 Carol Lane, L.L.C.
371 N. Gary Avenue,  L.L.C.
350 N. Mannheim Road, L.L.C.
1600 167th Street, L.L.C.
1301 E. Tower Road, L.L.C.
4343 Commerce Court, L.L.C.
11039 Gage Avenue, L.L.C.
11045 Gage Avenue, L.L.C.
1401 S. Jefferson, L.L.C.
4100 Madison Street, L.L.C.
4160 Madison Street, L.L.C.
550 Kehoe Blvd., L.L.C.

Permitted Joint Ventures

None.

SCHEDULE 1.4

Initial Letters of Credit


Beneficiary                    IRB Project                           Face Amount
-----------                    -----------                           -----------
NBD Bank, N. A                 Enterprise Center I, L.P.             $2,939,726

NBD Bank, N. A                 Enterprise Center II, L.P.            $5,068,493

NBD Bank, N. A                 Enterprise Center III, L.P.           $4,561,644

NBD Bank, N. A                 Enterprise Center IV, L.P.            $2,635,616

NBD Bank, N. A                 Enterprise Center V, L.P.             $5,068,493

NBD Bank, N. A                 Enterprise Center VI, L.P.            $4,967,123

Cole Taylor Bank               Enterprise Center VII, L.P.           $7,298,630

Cole Taylor Bank               Enterprise Center VIII, L.P.          $7,095,890

Cole Taylor Bank               Enterprise Center IX, L.P.            $4,815,068

Cole Taylor Bank               Enterprise Center X, L.P.             $4,358,904

First Tennessee Bank N.A       Nashville Office Building I, Ltd.     $4,915,069

First Tennessee Bank N.A       Old Kingston Properties, Ltd.         $3,583,905

First Tennessee Bank N.A       Professional Plaza, Ltd.              $9,215,754

First Tennessee Bank N.A       Centre Square II, Ltd.                $9,215,754

Credit Suisse First Boston     Tennessee Projects.                   $27,261,554.88

TOTAL    $26,930,482


SCHEDULE 5.3 (b)

Required Additional Properties


1.   Hilton Parking Garage, Knoxville, TN

2.   Chicago Enterprise Ctr., Chicago, IL

3.   Arlington Hts. Enterprise Ctr., 425 E. Algonquin Rd., Arlington Heights, IL

4.   East Chicago Enterprise Ctr., East Chicago, IN

5.   Hammond Enterprise Ctr., Hammond, IN

6.   SunTrust Bank Bldg., 201 4th Ave., N., Nashville, TN

7.   The Weston, 4823 Kingston Pike, Knoxville, TN

8.   Centre Square I, 620 Market St., Knoxville, TN

9.   Centre Square II, 625 Gay St., Knoxville, TN

SCHEDULE 6.3

Title to Properties


R. Dan Culp holds a 0.1% limited partnership interest in Professional Plaza, Ltd.

SCHEDULE 6.7

Litigation

                  (a) Karen McIntosh v. The Prime Group, Inc., Pepper Construction Company, 77 West Wacker Limited Partnership, and all unknown owners of 77 West Wacker, Case No. 94 M2 1646, filed on June 9, 1994, in the Circuit Court of Cook County, Illinois, Municipal Department - Second District. Plaintiff, an employee of a tenant in the 77 West Wacker Drive Building (the "77 Project"), alleges that she was struck by a board providing protection to the wood paneling in the elevator cab in the 77 Project and, as a result thereof, sustained injuries. Pepper Construction Company ("Pepper") constructed the protective barrier in the elevator cab. The plaintiff alleges that The Prime Group, Inc. ("PGI") and 77 West Wacker Limited Partnership (the "77 Partnership") were negligent in failing to maintain, inspect and repair the elevator cab in a reasonable manner and, that her injuries were proximately caused by such negligence. This matter has been forwarded to the 77 Partnership's insurance carrier. The 77 Partnership's insurance carrier has tendered the defense of this action to the insurance carrier for Pepper, which has accepted the tender. It is expected that any and all damages awarded to the plaintiff against the 77 Partnership or PGI will be fully covered by insurance.

                  (b) Michael Spiezio v. Schal Associates, Inc., Pepper Construction, The Prime Group, Inc. and Carrera Marble & Mosaics, Case No. 92L15284, filed on December 15, 1992, in the Circuit Court of Cook County, Illinois, County Department, Law Division. Plaintiff alleges that he was an employee of Carrera Marble & Mosaics ("Carrera"), which performed work and/or supplied materials for or in connection with the construction of the 77 Project. The plaintiff alleges that, while working on the 77 Project, the plaintiff sustained injuries, and is seeking damages therefor. The defense of this case is being handled by Carrera's insurance carrier. It is expected that any and all damages awarded to the plaintiff against the 77 Partnership or PGI will be fully covered by insurance.

                  (c) Giuseppe Fricano v. Schal Associate, Inc. and 77 West Wacker Limited Partnership, Case No. 92L14542, filed in the Circuit Court, Cook County, Illinois on November 20, 1992. The plaintiff in this action, alleges that he was an employee of GMI Corporation ("GMI"), a subcontractor retained by Schal to perform work in connection with the construction of the 77 Project, and that he was injured while performing work on the 77 Project. The 77 Partnership has tendered defense of this lawsuit to the 77 Partnership's insurance carrier, which, in turn, tendered defense of the action to Massachusetts Bay Insurance Company ("MBIC"), the insurance carrier of GMI, which has accepted the defense of this lawsuit. The defense of this action is being handled by attorneys retained by MBIC. It is expected that any and all damages awarded to the plaintiff against the 77 Partnership will be fully covered by insurance.

                  (d) Charles O. Dowler v. Schal Associates, Inc., The Prime Group, Inc., Prime Group Realty, Inc. and 77 West Wacker Limited Partnership, Case No. 93L07708, filed on June 25, 1993, in the Circuit Court of Cook County, Illinois, County Department, Law Division. Plaintiff in this action alleges that he was employed by PDM Structural Group

         ("PDM"), a subcontractor retained by Schal to perform work in connection with the construction of the 77 Project, and that, on or about July 2, 1991, the plaintiff was injured while working on the 77 Project. The defense of PGI, Prime Group Realty, Inc. and the 77 Partnership in this action was tendered to the insurance carrier for Schal, which, in turn, tendered the defense on behalf of Schal, PGI, Prime Group Realty, Inc. and the 77 Partnership to the insurance carrier for PDM. The insurance carrier for PDM has accepted tender of the defense on behalf of all defendants of this action. The defense of this action is being handled by attorneys retained by PDM's insurance carrier. It is expected that any and all damages awarded to the plaintiff against the 77 Partnership, PGI or Prime Group Realty, Inc. will be fully covered by insurance.

                   (e) Robert Ochoa v. 77 West Wacker Limited Partnership, American National Bank as Trustee under Trust Agreement No. 110025-08, The Prime Group, Inc., R.R. Donnelley Building, Schal Construction Company, Pepper Construction, LaSalle Construction, Robert Irsay Company and TOR Construction, Case No. 93L010010, filed on August 17, 1993, in the Circuit Court of Cook County, Illinois, County Department, Law Division. The plaintiff alleges that he was an employee of Great Lakes Plumbing Heating Company ("Great Lakes"), a subcontractor of Schal, and that, on or about May 2, 1992, plaintiff fell off scaffolding while performing work in connection with the construction of the 77 Project and, as a result thereof, sustained injuries. The 77 Partnership has tendered defense of this action on behalf of the 77 Partnership to the 77 Partnership's insurance carrier, which, in turn, tendered defense of this action to the insurance carrier for Schal. The insurance carrier for Schal, in turn, tendered defense of this action to the insurance carrier for Great Lakes, which has accepted such tender. The defense of this action was being handled by attorneys retained by the insurance carrier for Great Lakes. It is expected that any and all damages awarded to the plaintiff against the 77 Partnership will be fully covered by insurance.

                  (f) Michael Schumacher v. Schal Associates, Inc. and The Prime Group, Inc., Case No. 94L08011, filed on June 29, 1994, in the Circuit Court of Cook County, Illinois, County Department, Law Division. The plaintiff alleges that he was an employee of Riggio Caulking, Inc., a subcontractor of Schal, and that he was injured on September 16, 1992 while performing work on or with respect to the 77 Project. This matter has been forwarded to the 77 Partnership's insurance carrier, which tendered defense of this action to Schal's insurance carrier. The defense of this action is being handled by attorneys retained by Schal's insurance carrier. The 77 Partnership expects that any and all damages awarded to the plaintiff against the 77 Partnership will be fully covered by insurance.

                  (g) Terrance Sullivan v. The Prime Group, Inc., Schal Associates, Inc. n/k/a Schal Bovis, Inc., 77 West Wacker Limited Partnership, Pitt-Des Moines, Inc. and Tribco Construction Co., Case No. 94L09311, filed on July 27, 1994, in the Circuit Court of Cook County, Illinois, County Department, Law Division. The plaintiff, alleges that he was an employee of Gateway Steel which, in turn, was a subcontractor of Schal, and that, on August 18, 1990, the plaintiff was injured while performing work in connection with the construction of the 77 Project. This matter has been forwarded to the 77 Partnership's insurance carrier, which tendered defense of this action to Schal's insurance carrier.

         Schal's insurance carrier subsequently tendered this action to the insurance carrier for Tribco Construction Co. ("Tribco"). The defense of this action is being handled by attorneys retained by Tribco's insurance carrier. It is expected that any and all damages awarded to the plaintiff against the 77 Partnership will be fully covered by insurance.

                  (h) Terrance Sullivan v. The Prime Group, Inc., Schal Associates, Inc. and n/k/a Schal Bovis, Inc., and PDM Structural Group, a division of Pitt-Des Moines, Inc., Case No. 95L00481, filed on January 11, 1995 in the Circuit Court of Cook County, Illinois, County Department, Law Division. The plaintiff alleges that he was an employee of Gateway Erectors, which, in turn, was a subcontractor of Schal, and that, on or about, May 30, 1991, while working at the 77 Project, the plaintiff was injured when the plaintiff was required to lift a metal re-enforcing bar at the 77 Project. Defense of this action on behalf of all defendants is being handled by attorneys retained by the insurance carrier for a subcontractor of Schal. It is expected that any and all damages awarded to plaintiff against the 77 Partnership will be fully covered by insurance. This case is in the discovery stage.

                   (i) Roger P. Ward d/b/a Roger Ward & Company v. Bank of Montreal, Kemper Investors Life Insurance Company, 77 West Wacker Limited Partnership, The Prime Group, Inc., The John Buck Company and Keck, Mahin & Cate, Case No. 96CH02007284, filed on July 11, 1996, in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. The plaintiff in this action alleges that he provided real estate brokerage services in connection with a sublease between Keck, Mahin & Cate, as sublandlord, and Michael, Best & Friedrich, as subtenant, for space in the 77 Project. Plaintiff claims he is entitled to a commission payment of $117,530.00 for such services, plus interest, fees and costs. The plaintiff seeks foreclosure and other available relief. Motions to Dismiss this action, filed by the defendants, have been granted. The defendants are seeking to recover attorneys' fees and costs. The plaintiff has indicated that he intends to appeal the granting of the Motions to Dismiss. The 77 Partnership and PGI are represented in this matter by Kenneth P. Purcell, Esq. of Winston & Strawn.

                  (j) McQuay Services v. The Prime Group, Inc., Case No. 97M1-158877, filed on October 29, 1997, in the Circuit Court of Cook County, Illinois, Municipal Department, First District, Contract. The plaintiff in this action seeks $10,353.01, plus interest, which plaintiff alleges is due for a piece of equipment supplied by plaintiff for the 77 Project. PGI and 77 Partnership claim that the equipment was defective and, therefore, no amount is owed to plaintiff. PGI and 77 Partnership intend to defend this action.

                  (k) Illiana Steel, Inc. Illiana Steel, Inc. ("Illiana"), a tenant in the building owned by Enterprise Center IV, L.P. ("EC4LP"), has not paid all amounts which EC4LP has determined is owed under its lease. Illiana has disputed the calculation of additional rent under the lease and, as a result, has not paid all of the amounts invoiced by EC4LP. In addition, a dispute exists between Illiana and EC4LP over whether EC4LP is responsible for tuckpointing brick on the exterior of the leased premises or for the repairs of certain cranes in the leased premises. The parties currently are negotiating a settlement of the matter.

                  (l) David Van Lul, Kathleen Van Lul and Sean Holloway v. The Prime Group, Inc., Cause No 450049702CT00144, filed on February 19, 1997, in the Superior Court of Lake County, Indiana, Civil Division, Room Four. In August, 1995, a trailer on the property owned by EC1LP was blown over by wind, injuring David Van Lul's left arm, wrist and back, injuring Sean Holloway's spine and extremities and causing damage to the car owned by Mr. Holloway. The plaintiffs allege that Prime was negligent and that such negligence caused the incident. The defense in this action is being handled by EC1LP's insurance carrier. It is expected that any damages awarded against PGI in this action will be fully covered by insurance.

                  (m) John Garcia and Norma Garcia v. Brian Moore, The Prime Group, Inc. and Deeann B. Auto Sales, Inc., Cause No. 45D019605CT 447, filed on May 6, 1996, in the Lake County Superior Court, Room 1, Hammond, Indiana. The plaintiffs in this action allege that, on or about May 16, 1994, John Garcia was involved in an automobile accident with a vehicle driven by Brian Moore, who, at the time, was employed by PGI and worked through PGI's office in Hammond, Indiana. PGI has tendered the defense of this action to its insurance carrier. It is expected that all damages awarded to plaintiffs against PGI in this action will be fully covered by insurance.

                  (n) Carol Riepe, Special Administratrix of the estate of Frank J. Riepe, deceased v. Sterling Steel Services, Ltd., Sterling Steel, Inc., The Prime Group, Inc. and Whiting Corporation, Case No. 96L02402, filed on March 1, 1996, in the Circuit Court of Cook County, Illinois County Department, Law Division. The plaintiff in this action seeks damages allegedly suffered by the plaintiff by reason of the death of Frank J. Riepe. Mr. Riepe was an employee of Whiting Corporation ("Whiting"). Whiting was retained by Enterprise Center X, L.P. ("EC10LP") to perform certain work in the space leased by Sterling. While working in the space leased by Sterling, Mr. Riepe fell off scaffolding and died. It is expected that any damages awarded in this action to plaintiff against PGI or EC10LP will be fully covered by insurance. The defense of this action on behalf of PGI and EC10LP is being handled by attorneys retained by EC10LP's insurance carrier.

                   (o) Wojciech Chryczyk and Boguska Chryczyk v. The Prime Group, Inc., Arlington Heights I, L.P., Arlington Heights II, L.P., Arlington Heights III, L.P., International Components Corporation, Lech Construction Company and Belcore Electric Construction Co., Case No. 96-L-009297, filed on August 13, 1996, in the Circuit Court of Cook County, Illinois, County Department, Law Division. This action was brought by the plaintiffs to recover damages suffered on account of an incident which occurred on or about April 28, 1995, in the facility owned by Arlington Heights I, L.P. ("AH1LP"), Arlington Height II, L.P. ("AH2LP") and Arlington Heights III, L.P. ("AH3LP"; collectively the "AH Partnerships"). On or about such date, Wojciech Chryczyk, an electrician working in the facility owned by the AH Partnerships, was severely burned as a result of an electrical explosion which occurred from an electrical panel in the facility. Mr. Chryczyk sustained burns over more than sixty percent of his body and, thus far, has incurred more than $780,000.00 in medical expenses. Mr. Chryczyk was employed by

         Sigma Electric Company, a subcontractor of Lech Construction Company, which was retained by International Components Corporation ("ICC"), a tenant in the facility, to perform certain tenant build-out work for ICC. This action is in the discovery stage. PGI and the AH Partnerships are represented in this action by attorneys retained by the insurance carrier for PGI and the AH Partnerships. It is expected that any damages awarded to plaintiffs against Prime and the AH Partnership will by fully covered by insurance.

SCHEDULE 6.18

Environmental Reports

Phase I Environmental Assessment of Carlson Environmental, Inc. dated August 20, 1997 with respect to 77 West Wacker Drive, Chicago, Illinois

Letter from Carlson Environmental, Inc. dated November 11, 1997 to Jennifer Nijman of Winston & Strawn and Juliette Browne of Verrill & Dana concerning potential off-site issues with respect to 77 West Wacker Drive, Chicago, Illinois

SCHEDULE 6.22(d)

Engineering Reports

Engineer Evaluation of 77 West Wacker Drive
Chicago, Illinois dated November 10, 1997 by
Wiss, Janney, Elstner Associates, Inc.
120 N. LaSalle Street, Suite 2000
Chicago, Illinois  60602

SCHEDULE 6.22(l)

Rent Rolls

                        FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement is made as of the 15th day of December, 1997 (the "First Amendment Effective Date"), by and among PRIME GROUP REALTY, L.P., a Delaware limited partnership (the "Borrower"), PRIME GROUP REALTY TRUST, a Maryland trust (the "Company") and BANKBOSTON, N.A. a national banking association ("BankBoston"), PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation ("Prudential"), the other lending institutions which are from time to time listed on Schedule 1, (collectively, with BankBoston and Prudential, the "Lenders") and BANKBOSTON, N.A., as agent for itself and such other lending institutions (the "Agent").

     WHEREAS, the parties hereto are parties to the certain Credit Agreement dated as of November 17, 1997 (the "Existing Agreement"); and

     WHEREAS, the parties have agreed to amend the Existing Agreement to provide for an increase in the Total Commitment from $225,000,000 to $235,000,000 and in certain other respects.

     NOW, THEREFORE, the parties hereby agree that effective upon the date hereof the Existing Agreement is amended as follows:

     1. INCREASE IN TOTAL COMMITMENT. BankBoston hereby increases its Commitment to the amount shown on the revised Schedule 1.2 attached hereto. The Borrower shall execute and deliver to BankBoston a Note (the "Additional Note") in an amount equal to the difference between BankBoston's Commitment as shown on said revised Schedule 1.2 and the Note dated November 17, 1997 delivered to BankBoston at the time it became a party to the Credit Agreement. The second sentence of Section 2.3 is amended to read as follows: "One or more Notes shall be payable to the order of each Lender and the aggregate principal amount of the Notes held by each Lender shall be equal to such Lender's Commitment."

     2. DEFINITIONS: Section 1.1 of the Existing Agreement is amended to provide that the following terms shall have the following meanings and, to the extent that any of the following terms are already defined in the Existing Agreement, such definitions shall be deemed to be amended and restated by the following definitions:

     Additional Properties. Real Estate Assets which hereafter become Mortgaged Properties or Assigned Mortgage Properties pursuant to Section 5.3.

     Applicable Margin.  As of any date of determination:

     (i) 1.20%, if Total Liabilities are less than 30% of Total Adjusted Assets, or

     (ii) 1.35%, if Total Liabilities are equal to or less than 45% of Total Adjusted Assets but the condition set forth in CLAUSE (i) of this definition is not satisfied,

     (iii)     1.50% if Total Liabilities exceed 45% of Total Adjusted Assets.

Any change in the Applicable Margin caused by a change in ratio of Total Liabilities to Total Adjusted Assets shall become effective on the 46th day following the end of the fiscal quarter at which such ratio was computed as shown on a Compliance Certificate which reflects such change in said ratio above or below the 30% level or the 45% level. Notwithstanding anything to the contrary in this definition for so long as the Continental Towers Property is an Assigned Mortgaged Property, the Applicable Margin will be increased to 1.75% during the period from December 15, 1997 through February 14, 1998 and will be thereafter further increased to 2.00%.

     Appraised Value. The market value of each of the Mortgaged Properties, determined by the Requisite Lenders based upon the most recent Appraisals obtained pursuant to Section 5.4(b), Section 7.12 or Section 10.14. In determining Appraised Value the Requisite Lenders shall exclude any value associated with any unimproved land or unoccupied Buildings located on the applicable Mortgaged Property.

     Assigned Mortgaged Properties. The Real Estate Assets designated as such on Schedule 1.1, the Buildings thereon and all other property described in the Security Deeds relating thereto and any other Real Estate Assets, Buildings thereon and other property described in the Security Deeds assigned to the Agent pursuant to Section 5.3(c).

     Assigned Notes. The Promissory Notes secured by the Security Deeds on the Assigned Mortgaged Properties acquired by the Borrower and assigned to the Agent.

     Assigned Note Assignments. The Assignments of Liens and Documents from Borrower to the Agent pursuant to which the Assigned Notes and all related loan documents and Security Documents are assigned to the Agent.

     Borrowing Base Value. With respect to each Mortgaged Property, an amount equal to (i) two times the Net Operating Income for the most recently completed two fiscal quarters, minus the Reserve Amount for such Mortgaged Property, divided by (ii) a capitalization rate equal to 0.09 for the West Wacker Drive Property or 0.10 for any other Mortgaged Property, provided however that with respect to each Assigned Mortgaged Property, the Net Operating Income for purposes of this definition shall be the lesser of its Net Operating Income computed pursuant to the definition thereof or the actual amount of interest paid (but not prepaid) on the applicable Assigned Note during such period.

     Collateral Value. With respect to each Mortgaged Property an amount equal to the lesser of is Appraised Value or its Borrowing Base Value, provided that the Collateral Value of an Assigned Mortgaged Property shall not exceed the lesser of (i) the Borrower's net acquisition cost for the Assigned Note and related documents or (ii) the outstanding principal amount of the applicable Assigned Note and provided that effective on March 15, 1998 the Collateral Value of the Continental Towers Property shall become zero.

     Continental Towers Property. The Assigned Mortgaged Property known as Continental Towers located at or near Golf Road, Rolling Meadows, Illinois.

     Mortgaged Properties. The (a) Real Estate Assets described on Schedule 1.1 hereto and such other Real Estate Assets which may be subsequently conveyed to the Agent as Additional Properties to secure the Obligations in accordance with
Section 5.3 hereof, excluding from the foregoing any Real Estate Assets which the Agent may release pursuant to Section 5.5 hereof, as such Real Estate Assets are more particularly described in the Security Deeds; (b) the Buildings and Building Service Equipment located thereon and (to the extent assignable) all Permits relating thereto; and (c) all other property incident to any of same described in any Security Document or other Loan Document. The term Mortgaged Properties also includes the Assigned Mortgaged Properties.

     Real Estate Assets. Those fixed and tangible properties consisting of land, buildings and/or other improvements owned by the Borrower, by any Guarantor, by any of the Related Companies or by any Permitted Joint Venture at the relevant time of reference thereto, including without limitation, the Mortgaged Properties, but excluding all leaseholds other than leaseholds under ground leases having an unexpired term of at least 30 years. The term Real Estate Assets also includes the properties subject to the Security Deeds relating to the Assigned Mortgaged Properties.

     Security Deeds. The mortgages and deeds of trust from the Mortgagor to the Agent pursuant to which the Mortgagor shall convey the Mortgaged Properties as security for the Obligations and the mortgages which secure the Assigned Notes and which are assigned to the Agent pursuant to the Assigned Note Assignments.

     Security Documents. The Security Deeds, the Assignments of Leases and Rents, the Pledge Agreements and the UCC-1 financing statements, the Assigned Note Assignments and all documents securing the Assigned Notes assigned thereby.

     Total Adjusted Assets. The sum of (i) the assets classified as cash or cash equivalents on the consolidated balance sheet of Borrower prepared in accordance with Generally Accepted Accounting Principles as of the end of the most recent fiscal quarter (including any restricted cash other than tenant deposits), plus (ii) the product of (a) EBITDA for the most recent two fiscal quarters, times (b) two, divided by (c) 0.0975. EBITDA used to compute Total Adjusted Assets will be computed on a pro forma basis as though the assets reflected on the consolidated balance sheet of Borrower prepared in accordance with Generally Accepted Accounting Principles as of the end of the most recent fiscal quarter had been owned since the first day of the applicable period of two fiscal quarters and as though all assets disposed of prior to the date of such balance sheet had been disposed of prior to the first day of the applicable period of two fiscal quarters

     3. AMENDMENT TO SECTION 5.3. Section 5.3 is hereby amended and restated to read as follows:

     Section 5.3.   Additional Properties.

          (a) A Real Estate Asset owned by the Borrower or by a Guarantor may become an additional Mortgaged Property if (i) the Requisite Lenders, in their sole discretion, approve such Real Estate as being eligible to become a Mortgaged Property and (ii) all of the conditions set forth in Section 5.4 are satisfied with respect to such Real Estate Asset. Borrower shall provide the Agent with a notice of each proposed Additional Property describing such property, its estimated value and its estimated net operating income together with a current rent roll and the most current operating statements available with respect thereto. If the Agent determines that additional information is needed to sufficiently describe such property, it may request a supplemental notice from the Borrower containing such additional information. When such notice is satisfactory to the Agent, it shall send a copy to each Lender and any Lender which fails to notify the Agent of its objection within five (5) Business Days after its receipt of such notice shall be deemed to have granted its approval of the eligibility of such Real Estate Asset to become an Additional Property. In the event that the Requisite Lenders grant such approval and all of the conditions set forth in Section 5.4 are satisfied, the Agent shall notify the Borrower and within ten (10) days thereafter the Borrower and the Company shall execute and deliver an Indemnity Agreement and the Mortgagor shall execute and deliver to the Agent a Security Deed, an Assignment of Rents and Leases and UCC-1 financing statements, which Security Documents shall be in substantially the form of the Security Documents executed and delivered herewith with such changes as the Agent may deem desirable to address the laws of the State where the Additional Property is located or the factual circumstances of the Additional Property. Such Additional Properties shall be deemed to be Mortgaged Properties upon the recording and filing of such Security Documents and the Agent's receipt of satisfactory evidence thereof.

          (b) After the Continental Towers Property has been released as an Assigned Mortgaged Property pursuant to Section 5.5, another Real Estate Asset may become an Assigned Mortgaged Property if (i) the Requisite Lenders, in their sole discretion, approve such Real Estate Asset as being eligible to become an Assigned Mortgaged Property, (ii) the Requisite Lenders, in their sole discretion, approve the terms and conditions of the proposed Assigned Note and related documents and (iii) all conditions set forth in Section 5.4 are satisfied with respect to such Real Estate Asset. If the Requisite Lenders grant such approvals, then upon satisfaction of the conditions set forth in
Section 5.4 and execution and delivery of the Assigned Note Assignment, the original of the Assigned Note endorsed to the Agent and all other documents required by the Agent in connection therewith, the Agent shall revise Schedule
1.1 to include such Additional Property as an Assigned Mortgaged Property. At any time there shall be no more than one Assigned Mortgaged Property hereunder.

          (c) The Agent and the Lead Lenders shall use their best efforts to complete their review of the documents submitted with respect to each Additional Property and notify the Borrower as to whether the conditions in Section 5.4 are satisfied with ten (10) Business Days after receipt of the last of the items required pursuant to Section 5.4.

     4. AMENDMENT TO SECTION 5.5. Section 5.5 is hereby amended and restated to read as follows:

     Section 5.5. Release of Mortgaged Properties. The Borrower may request that the Agent release any Mortgaged Property from the lien of the Security Documents and the Agent shall grant such requested release provided that (i) the requested release is consented to by the Requisite Lenders and (ii) there is then no continuing Default or Event of Default under this Agreement and the requested release will not result in any Default or Event of Default under this Agreement and the Borrower delivers to the Agent a pro-forma Compliance Certificate reasonably satisfactory to the Agent demonstrating that the requested release will not result in a violation of any of the covenants in
Section 9. Each Lender agrees to respond to any such request for Requisite Lender consent within five (5) business days and agrees to not unreasonably withhold its consent. The Borrower may request releases of a portion of a Mortgaged Property consisting of undeveloped land to be developed by Borrower or sold provided that in addition to the requirements set forth above, the Borrower shall also submit such additional information as may be reasonably requested by the Agent including, without limitation, (i) an updated survey and endorsements to the Title Policy; (ii) an updated Appraisal of the remaining portion of the Mortgaged Property and (iii) evidence that the division of the Mortgaged Property pursuant to the requested release will not result in violation of any zoning ordinance or other applicable laws and ordinances. If the Borrower shall request the release of any Mortgaged Property which is adjacent to any other Mortgaged Property which is not to be simultaneously released, the Agent may require the establishment of appropriate easements and maintenance agreements satisfactory to the Agent relating to any shared utilities, drainage facilities, access drives or walks, parking areas or other shared facilities.

     5. AMENDMENT TO SECTION 8.3 (E). Section 8.3 (e) is hereby amended and restated to read as follows:

          (e) Investments made in the ordinary course of the Borrower's business, in (i) any mortgages the acquisition of which is expressly approved by the Requisite Lenders, (ii) mortgages and notes receivable having an aggregate principal amount, exclusive of any investments in mortgages which may have been so expressly approved by the Requisite Lenders of not more than $25,000,000,
(iii) Permitted Joint Ventures (to the extent permitted by Section 8.4(a)), or
(iv) Interest Rate Contracts;

     6. AMENDMENT TO SECTION 9.1. Section 9.1 is hereby amended and restated to read as follows:

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

     Section 9.1. Collateral Value. The Borrower will not at any time permit the Outstanding Principal Amount to exceed the sum of (i) sixty percent (60%) of the total of the Collateral Values of the Mortgaged Properties other than the Assigned Mortgaged Properties plus (ii) fifty percent (50%) of the total of the Collateral Values of the Assigned Mortgaged Properties.

     7. UPDATED SCHEDULES TO CREDIT AGREEMENT. The following Schedules to the Credit Agreement are hereby updated, supplemented or replaced as follows:

          (a)  Schedule 1.1 is replaced by Schedule 1.1 attached hereto.

          (b)  Schedule 1.2 is replaced by Schedule 1.2 attached hereto.

          (c)  Schedule 1.3 is replaced by Schedule 1.3 attached hereto.

          (d)  Schedule 1.4 is replaced by Schedule 1.4 attached hereto.

          (e)  Schedule 5.3(b) is hereby deleted.

          (f)  Schedule 6.18 is replaced by Schedule 6.18 attached hereto.

          (g)  Schedule 6.22(d) is replaced by Schedule 6.22(d) attached hereto.

          (h) Schedule 6.22(l) is supplemented by adding thereto the rent rolls each of the Additional Properties which have been added to
               Schedule 1.1 since the Effective Date of the Existing Agreement.

     8. APPROVAL OF INVESTMENTS IN MORTGAGES. Pursuant to Section 8.3(e)(ii) of the Credit Agreement the Requisite Lenders hereby approve the Borrower's Investments in the notes receivable and mortgages relating to the Continental Towers Property and relating to the property at 180 North LaSalle Street, Chicago, Illinois.

     9. REPRESENTATIONS AND WARRANTIES. The Borrower and the Company represent and warrant that each of the representations and warranties contained in Section 6 is true, correct and complete in all material respects as of the date hereof to the same extent as though made on such date and that no Default or Event of Default has occurred and is continuing on the date hereof. The term Mortgaged Properties as used in said representations and warranties includes the Properties listed on Schedule 1.1 attached hereto.

     10. EFFECTIVENESS OF LOAN DOCUMENTS. On the First Amendment Effective Date each Guaranty and each Security Deed shall be amended to reflect the increase of the Total Commitment and the execution and delivery of the Additional Notes. All references in the Existing Agreement to said Loan Documents shall mean and be in reference to said Loan Documents as so amended. The Borrower hereby confirms that each of the Security

Documents shall continue to secure the payment and performance of all of the Obligations under the Existing Agreement as amended hereby and the Borrower's obligations under the Security Documents shall continue to be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Every reference contained in the Loan Documents to the Credit Agreement shall mean and be a reference to the Existing Agreement as amended hereby and as the Credit Agreement may be further amended. Every reference contained in the Loan Documents to the Notes shall be deemed to include the Additional Notes. Except as specifically amended by this Amendment, the Existing Agreement and each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     11. MISCELLANEOUS. This Amendment shall be governed by, interpreted and construed in accordance with all of the same provisions applicable under the Existing Agreement including, without limitation, all definitions set forth in
Section 1.1, the rules of interpretation set forth in Section 1.2, the provisions relating to governing law set forth in Section 20, the provisions relating to counterparts in Section 22 and the provision relating to severability in Section 26.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

WITNESS:                                BANKBOSTON, N.A.


                                        By:  /s/ Lori Y. Litow
------------------------------             -------------------------------
                                             LORI Y. LITOW
                                             Its:VICE PRESIDENT

                                        PRUDENTIAL SECURITIES CREDIT
                                        CORPORATION

/s/  Fred Robustelli                    By:  /s/ George D. Morgan
------------------------------             -------------------------------
                                             GEORGE D. MORGAN, III
                                             Its:VICE PRESIDENT

                                        PRIME GROUP REALTY TRUST

                                        By:  /s/  W. Michael Karnes
------------------------------             -------------------------------
                                             W. MICHAEL KARNES
                                             Its:EXECUTIVE VICE PRESIDENT

                                        PRIME GROUP REALTY, L.P.
                                        By:  PRIME GROUP REALTY TRUST,
                                                its managing general partner

                                        By:  /s/  W. Michael Karnes
------------------------------             -------------------------------
                                             W. MICHAEL KARNES
                                             Its:EXECUTIVE VICE PRESIDENT

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